UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-12

AMERIS BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
           , 2020
Dear Shareholder:
It is my pleasure to invite you to this year’s Annual Meeting of Shareholders, which will be held on Thursday, June 11, 2020, at 9:30 a.m., local time, at Two Ameris Center, 3500 Piedmont Road N.E., Atlanta, Georgia 30305.
The enclosed Notice of Annual Meeting of Shareholders describes the formal business to be conducted at the Annual Meeting. We will also report on our operations and related matters of current interest to our shareholders.
The Internet will be the primary means by which we furnish proxy materials to our shareholders. We will send shareholders a notice with instructions for how to access these materials. That electronic notice will also provide information on how shareholders may obtain paper copies of our proxy materials if they so choose, as most will not otherwise receive paper copies. We believe this process, which lowers our costs and saves paper, contributes to both our efficiency and sustainability efforts and provides our shareholders a convenient way to connect with the information they need about the matters on which we will vote at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure your shares are represented at the Annual Meeting. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, then you may vote in person even though you have previously voted your proxy.
We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we make this change, then we will announce the decision to do so in advance and provide details on how to participate at www.amerisbank.com.
On behalf of Ameris Bancorp, I thank you for your continued support and look forward to seeing you at this year’s Annual Meeting.
Sincerely, H. Palmer Proctor, Jr. Chief Executive Officer

3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2020
To the Shareholders of Ameris Bancorp:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ameris Bancorp will be held at Two Ameris Center, 3500 Piedmont Road N.E., Atlanta, Georgia 30305, on Thursday, June 11, 2020, commencing at 9:30 a.m., local time, for the following items of business:
(1)
To elect (i) two Class I directors for a two-year term of office, (ii) four Class II directors for a three-year term of office and (iii) two Class III directors for a one-year term of office;

(2)
To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(3)
To approve, on an advisory basis, the compensation of our named executive officers;

(4)
To approve the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock, $1.00 par value per share, from 100 million shares to 200 million shares;

(5)
To approve the amendment of our Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of our Articles of Incorporation and Bylaws;

(6)
To approve the amendment of our Articles of Incorporation and Bylaws to declassify our Board of Directors; and

(7)
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 2, 2020, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting.
We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we make this change, then we will announce the decision to do so in advance and provide details on how to participate at www.amerisbank.com.
By Order of the Board of Directors, Cindi H. Lewis Corporate Secretary
Atlanta, Georgia
           , 2020

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 11, 2020. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2019 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Proxy Statement, form of proxy card and 2019 Annual Report also are available free of charge at www.envisionreports.com/ABCB.

3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 11, 2020

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement (“Proxy Statement”) and in our 2019 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019, as amended (the “2019 Annual Report”), and accompanies this Proxy Statement. You should read the entire Proxy Statement and the 2019 Annual Report before voting. We are first making available the proxy materials to shareholders on or about           , 2020.
In this Proxy Statement, Ameris Bancorp is referred to as “Ameris,” “we,” “our,” “us,” or the “Company,” and Ameris Bank, Ameris’s wholly owned subsidiary, is referred to as the “Bank.”
Information About the Annual Meeting of Shareholders
Date:	June 11, 2020
Time:	9:30 a.m., local time
Place:	Two Ameris Center 3500 Piedmont Road N.E. Atlanta, Georgia 30305

We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, we are planning for the possibility that the Company’s Annual Meeting of Shareholders to be held on June 11, 2020 (the “Annual Meeting”) may be held solely by means of remote communication. If we make this change, then we will announce the decision to do so in advance and provide details on how to participate at www.amerisbank.com.

Record Date and Voting:
You are entitled to vote at the Annual Meeting if you were a shareholder of record of the Company’s common stock, $1.00 par value per share (the “Common Stock”), as of the close of business on April 2, 2020, the record date for the Annual Meeting (the “Record Date”). Each share of Common Stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.

Admission:
You are entitled to attend the Annual Meeting only if you were a shareholder of record or a beneficial owner of shares of Common Stock as of the Record Date or if you hold a valid proxy for the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you will need to have proof that you are the beneficial owner to be admitted to the Annual Meeting. A recent statement or letter from your bank, broker or other holder of record confirming your ownership as of the Record Date, or presentation of a valid proxy from a bank, broker or other holder of record that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You also should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, then you may not be admitted to the Annual Meeting.

How to Cast Your Vote
Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you were a shareholder of record as of the Record Date, then you have four voting options. You may vote using one of the following methods:
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Over the Internet, which you are encouraged to do if you have access to the Internet;

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By telephone;

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For those shareholders who request to receive a paper proxy card in the mail, by completing, signing and returning the proxy; or

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By attending the Annual Meeting and voting in person.

Meeting Agenda and Board Voting Recommendations
Items of Business	Board Recommendation	Page Number
To elect (i) two Class I directors for a two-year term of office, (ii) four Class II directors for a three-year term of office and (iii) two Class III directors for a one-year term of office (Proposal 1)	“FOR”	10
To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2)	“FOR”	60
To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3)	“FOR”	61
To approve the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares (Proposal 4)	“FOR”	62
To approve the amendment of our Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of our Articles of Incorporation and Bylaws (Proposal 5)	“FOR”	64
To approve the amendment of our Articles of Incorporation and Bylaws to declassify our Board of Directors (Proposal 6)	“FOR”	66
In addition to the above matters, we will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Business Overview
We are proud of the results that we delivered in 2019, including:
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Successfully completing the acquisition and integration of Fidelity Southern Corporation (“Fidelity”), the holding company for Fidelity Bank;

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Growth in adjusted net income of 52.5%, from $146.2 million in 2018 to $222.9 million in 2019;

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Improvement in adjusted efficiency ratio to 55.67% in 2019, compared with 56.19% in 2018;

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Organic growth in loans of  $751.8 million, or 9.2%;

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Adjusted return on average assets of 1.52%, compared with 1.50% in 2018;

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Growth in tangible book value of 10.5%, from $18.83 at the end of 2018 to $20.81 at the end of 2019; and

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Enhanced shareholder value through an increase in our annual dividend rate to $0.60 per share of Common Stock and disciplined repurchases under our Common Stock repurchase plan.

Adjusted net income, adjusted efficiency ratio and adjusted return on average assets are performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to 2019 GAAP results.
Director Nominees
The Company has a classified board of directors (the “Board” or the ‘Board of Directors”), with the Class II directors currently serving terms that expire at the Annual Meeting. In addition, and in accordance with the Georgia Business Corporation Code and the Company’s Bylaws, the Class I and Class III directors who were former Fidelity directors and who were appointed to the Board in connection with the Company’s acquisition of Fidelity in July 2019 also serve terms that expire at the Annual Meeting.
At the Annual Meeting, shareholders are being asked to re-elect the director nominees identified below to serve in the Classes identified. If re-elected at the Annual Meeting, the Class I, Class II and Class III director nominees identified below will serve until the annual meeting of shareholders to be held in 2022, 2023 and 2021, respectively.
To implement the declassification of the Board if Proposal 6 is approved by our shareholders, each of our directors whose term would otherwise extend beyond the annual meeting of shareholders to be held in 2021 (including all the director nominees set forth below) on                  , 2020 tendered his or her irrevocable resignation from the Board, effective upon the 2021 annual meeting and subject to our shareholders approving Proposal 6. See “Proposal 6 — Amendment of Our Articles of Incorporation and Bylaws to Declassify Our Board of Directors” in this Proxy Statement.
Name	Age	Ameris Director Since	Director Class	Primary Occupation	I	AC	CC	NC	EC	ERC
Rodney D. Bullard	45	July 2019	I	Vice President of Community Affairs of Chick-fil-A, Inc.; Executive Director of Chick-fil-A Foundation	✓		✓
James B. Miller, Jr.	80	July 2019	I	Chairman of the Ameris Board of Directors					✓
William I. Bowen, Jr.	55	November 2014	II	Partner and President of Bowen Donaldson Home for Funerals	✓	✓
Wm. Millard Choate	67	July 2019	II	Founder and Chairman of Choate Construction Company	✓
Robert P. Lynch	56	February 2000	II	Vice President and Chief Financial Officer of Lynch Management Company	✓	CH FE			✓
Elizabeth A. McCague	70	August 2016	II	Chief Financial Officer for the Jacksonville Port Authority	✓			✓	✓	CH
Gloria A. O’Neal	70	July 2019	III	Community Leader	✓	✓				✓
H. Palmer Proctor, Jr.	52	July 2019	III	Chief Executive Officer of Ameris and the Bank					CH
AC = Audit Committee
CC = Compensation Committee
NC = Corporate Governance and Nominating Committee
EC = Executive Committee
ERC = Enterprise Risk Committee
I = Independent Director
CH = Committee Chair
FE = Audit Committee Financial Expert

Corporate Governance and Executive Compensation Program Highlights
Our corporate governance and executive compensation policies promote the long-term interests of shareholders. Below are highlights of our corporate governance and executive compensation framework.
Corporate Governance	Executive Compensation
• Approximately 85% of the Board Members are Independent	• Pay for Performance Philosophy
• Independent Audit, Compensation, Corporate Governance and Nominating, and Enterprise Risk Committees of the Board	• Independent Compensation Consultant Engaged by Compensation Committee
• Independent Lead Director of the Board	• Annual Advisory Votes on Executive Compensation
• Regular Executive Sessions of Independent Directors	• Risk Oversight by Board and Committees, including Enterprise Risk Committee
• Formalized Annual Board and Committee Self-Assessments and Director Assessments	• Stock Ownership Requirements for Named Executive Officers and Directors
• Director Continuing Education	• No Discretionary Compensation Paid to Former Chief Executive Officer Who Departed in 2019
• All Directors Attended at Least 75% of 2019 Meetings	• Insider Trading Policy Prohibits Hedging and Short Sales
• Majority Voting for Directors in Uncontested Elections
• No Poison Pill in Effect

PROXY SOLICITATION AND VOTING INFORMATION
Why am I receiving these materials?
The Board has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting to be held at Two Ameris Center, 3500 Piedmont Road N.E., Atlanta, Georgia 30305, on Thursday, June 11, 2020, at 9:30 a.m., local time, and any adjournment or postponement thereof. These materials will be first made available to shareholders on or about            , 2020. Shareholders of the Company are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is included in these materials?
These materials include:
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The Company’s Proxy Statement for the Annual Meeting; and

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The 2019 Annual Report, which includes the Company’s audited consolidated financial statements.

If you request printed versions of these materials by mail, then these materials will also include the proxy card for the Annual Meeting.
What am I voting on?
You will be voting on each of the following:
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To elect (i) two Class I directors for a two-year term of office, (ii) four Class II directors for a three-year term of office and (iii) two Class III directors for a one-year term of office (Proposal 1);

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To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2);

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To approve, on advisory basis, the compensation of our named executive officers (Proposal 3);

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To approve the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares (Proposal 4);

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To approve the amendment of our Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of our Articles of Incorporation and Bylaws (Proposal 5); and

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To approve the amendment of our Articles of Incorporation and Bylaws to declassify our Board of Directors (Proposal 6).

In addition to the above matters, we will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting.
You may not cumulate your votes for any matter being voted on at the Annual Meeting, and you are not entitled to appraisal or dissenters’ rights.
Why did I receive a one-page notice in the mail or e-mail notification regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has provided access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice, free of charge, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the

Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials electronically by e-mail on an ongoing basis.
How can I get electronic access to the proxy materials?
The Notice provides you with instructions regarding how to:
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View proxy materials for the Annual Meeting on the Internet and execute a proxy; and

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Instruct the Company to send future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of its annual meetings on the environment. If you choose to receive future proxy materials by e-mail, then you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who can vote?
You may vote if you were a shareholder of record of the Common Stock as of the close of business on April 2, 2020, the Record Date for the Annual Meeting. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy. As of the Record Date, there were 69,441,274 shares of Common Stock outstanding and entitled to vote.
If your shares are held in the name of a bank, broker or other holder of record, then you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted.
How do I vote?
If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may select one of the following options:
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Over the Internet, which you are encouraged to do if you have access to the Internet;

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By telephone;

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For those shareholders who request to receive a paper proxy card in the mail, by completing, signing and returning the proxy; or

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By attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those shareholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card. Please follow the directions on your proxy card carefully.
If your shares are held in the name of a bank, broker or other holder of record, then you will receive voting instructions from such holder of record that you must follow for your shares to be voted. You must follow the voting instructions of the holder of record in order for your shares to be voted. Although most banks, brokers and other holders of record will offer telephone and Internet voting, availability and specific procedures will depend on their voting arrangements. Please follow their voting instructions carefully.
Can I vote at the Annual Meeting?
You may vote your shares at the Annual Meeting if you attend in person. Even if you plan to be present at the Annual Meeting, you are encouraged to vote your shares by proxy. You may vote your proxy via the Internet, by telephone or by mail. Even if you have already voted your shares by proxy, you may change your vote and vote your shares at the Annual Meeting if you attend in person.

Please note that if the holder of record of your shares is a broker, bank or other holder of record and you wish to vote in person at the Annual Meeting, then you must request a legal proxy or broker’s proxy from your bank, broker or other holder of record that holds your shares and present that proxy and proof of identification at the Annual Meeting in order for you to vote at the Annual Meeting.
What if my shares are registered in more than one person’s name?
If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, then the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, then you have multiple accounts with brokers or the Company’s transfer agent. Please vote all of these shares. It is recommended that you contact your broker or the Company’s transfer agent, as applicable, to consolidate as many accounts as possible under the same name and address. The Company’s transfer agent is Computershare Investor Services, which may be contacted by telephone at (800) 568-3476.
Can I change my mind after I vote?
If you are a shareholder of record and vote by proxy, then you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by using one of the following methods:
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Voting again by telephone or over the Internet prior to 9:30 a.m., Eastern Daylight Time, on June 11, 2020;

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Giving written notice to the Company’s Corporate Secretary at 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305;

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Delivering a later-dated proxy; or

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Voting in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, then you must follow the instructions provided by such holder of record if you wish to change or revoke your vote.
How many votes am I entitled to?
Each share of Common Stock represented at the Annual Meeting is entitled to one vote for each director nominee with respect to the proposal to elect directors and one vote for each of the other proposals to be voted on.
How many votes must be present to hold the Annual Meeting?
In order for the Company to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be present at the Annual Meeting. This is referred to as a quorum. Your shares will be counted as present at the Annual Meeting if you do one of the following:
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Vote via the Internet or by telephone;

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Return a properly executed proxy by mail (even if you do not provide voting instructions); or

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Attend the Annual Meeting and vote in person.

Shares represented by valid proxies received but marked as abstentions, and shares represented by valid proxies received but reflecting broker non-votes (further discussed below), will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes are needed to elect directors?
The Company requires majority voting in uncontested elections, which is an election in which the number of nominees for director is less than or equal to the number of directors to be elected. As a result, each director will be elected by a majority of the votes cast with respect to the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, meaning that each director nominee must receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director. In an uncontested election, withholding authority for a particular nominee by checking the “withhold” box by the nominee’s name where it appears on the proxy card will have the effect of voting against such nominee.
If an incumbent director does not receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director, then the Company requires that such director must tender his or her resignation to the Board. In that situation, the Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, the Board will act on the Corporate Governance and Nominating Committee’s recommendation and will publicly disclose its decision and the rationale behind it.
In a contested election, which is an election in which the number of nominees for director is greater than the number of directors to be elected, director nominees are elected by a plurality vote.
How many votes are needed to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) or to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3)?
Approval of each of Proposal 2 and Proposal 3 requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting.
How many votes are needed to approve the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock (Proposal 4)?
Approval of Proposal 4 requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
How many votes are needed to approve the amendment of our Articles of Incorporation to eliminate the supermajority vote required to amend certain provisions of our Articles of Incorporation and Bylaws (Proposal 5)?
Approval of Proposal 5 requires the affirmative vote of the holders of at least 75% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
How many votes are needed to approve the amendment of our Articles of Incorporation and Bylaws to declassify our Board of Directors (Proposal 6)?
Approval of Proposal 6 requires the affirmative vote of the holders of at least 75% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
How many votes are needed for other matters that may be brought before the Annual Meeting?
The approval of any other matter that properly comes before the Annual Meeting requires that the votes cast in favor of such matter exceed the votes cast against such matter. The Board knows of no other matters at this time that will be brought before the Annual Meeting. If other matters are properly introduced, then the persons named in the proxy as the proxy holders will vote on such matters in their discretion.
What is the effect of broker non-votes and abstentions?
Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the shareholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 2 and Proposal 4, but not with respect to any of the other proposals to be voted on at the Annual Meeting.
Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions will have no effect on the outcome of Proposal 1, but will have the same effect as votes against Proposals 2, 3, 4, 5 and 6. Broker non-votes will have no effect on the outcome of Proposals1, 2 and 3, but will have the same effect as votes against Proposals 4, 5 and 6.
Questions regarding these procedures may be directed to the Corporate Secretary at 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305.
What do I need to do if I want to attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you are a shareholder of record or a beneficial owner of shares of Common Stock as of the Record Date or if you hold a valid proxy for the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you will need to have proof that you are the beneficial owner to be admitted to the Annual Meeting. A recent statement or letter from your bank or broker confirming your ownership as of the Record Date, or presentation of a valid proxy from a bank, broker or other holder of record that is the record owner of your shares, would be acceptable proof of your beneficial ownership. You also should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, then you may not be admitted to the Annual Meeting.
Will the coronavirus (COVID-19) affect the Annual Meeting?
We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we make this change, then we will announce the decision to do so in advance and provide details on how to participate at www.amerisbank.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Board Overview
The business and affairs of the Company are managed under the direction of the Board in accordance with the Georgia Business Corporation Code, subject to any limitations set forth in the Company’s Articles of Incorporation and Bylaws. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company. The Company’s executive officers are appointed annually by the Board and serve at the discretion of the Board, subject to applicable employment agreements or other arrangements.
The Company has a classified Board currently consisting of four Class I directors (Rodney D. Bullard, Daniel B. Jeter, James B. Miller, Jr., who currently serves as Chairman of the Board, and William H. Stern), four Class II directors (William I. Bowen, Jr., Wm. Millard Choate, Robert P. Lynch and Elizabeth A.McCague) and five Class III directors (R. Dale Ezzell, Leo J. Hill, Gloria A. O’Neal, H. Palmer Proctor, Jr. and Jimmy D. Veal). Messrs. Miller, Proctor, Bullard and Choate and Ms. O’Neal (collectively, the “New Directors”) are former directors of Fidelity who were appointed to the Board in connection with the Company’s acquisition of Fidelity in July 2019, at which time the Board increased its size by five to a total of 14 members and appointed the New Directors to fill the resulting vacancies.
On June 27, 2019, Dennis J. Zember Jr. resigned from his positions as President, Chief Executive Officer and a director of the Company. As a result, there is currently one vacancy for a Class I director, which the Board expects to remain unfilled at the time of the Annual Meeting.
The Class II directors currently serve until the Annual Meeting, and the Class I and Class III directors (other than the New Directors) currently serve until the annual meetings of shareholders to be held in 2022 and 2021, respectively. In accordance with the Georgia Business Corporation Code and the Company’s Bylaws, the New Directors were appointed to hold office until the Annual Meeting because they were appointed to fill newly created directorships resulting from an increase in the size of the Board. Accordingly, the New Directors serving as Class I and Class III directors, along with all of the Class II directors, are standing for re-election at the Annual Meeting.
After the Annual Meeting, the Class I, Class II and Class III directors will serve until the annual meetings of shareholders to be held in 2022, 2023 and 2021, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of shareholders, directors are duly elected for a full term of three years to succeed those whose terms are expiring, although directors may be elected for shorter terms in certain instances, such as filling a vacancy in a particular class of directors. Vacancies on the Board and newly created directorships also can generally be filled by a vote of a majority of the directors then in office. The Company requires that each director, other than Mr. Miller, retire at the annual meeting of shareholders following the date that he or she reaches age 75.
To implement the declassification of the Board if Proposal 6 is approved by our shareholders, each of our directors whose term would otherwise extend beyond the annual meeting of shareholders to be held in 2021 (including all the director nominees set forth below) on                  , 2020 tendered his or her irrevocable resignation from the Board, effective upon the 2021 annual meeting and subject to our shareholders approving Proposal 6. See “Proposal 6 — Amendment of Our Articles of Incorporation and Bylaws to Declassify Our Board of Directors” in this Proxy Statement.
Director Nominees
At the Annual Meeting, shareholders are being asked to re-elect:
•
Rodney D. Bullard and James B. Miller, Jr. to serve as Class I directors until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified;

•
William I. Bowen, Jr., Wm. Millard Choate, Robert P. Lynch and Elizabeth A. McCague to serve as Class II directors until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified; and

•
Gloria A. O’Neal and H. Palmer Proctor, Jr. to serve as Class III directors until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified.

Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named.
Unless otherwise directed, the persons named as proxies in the enclosed form of proxy intend to vote “FOR” the election of all nominees as directors for the designated term and until their successors are duly elected and qualified. If any such nominee for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board. The Board is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.
The following sets forth certain information, as of the Record Date, for the Class I, Class II and Class III nominees standing for re-election at the Annual Meeting:
Class I Director Nominees (to serve until the 2022 annual meeting of shareholders)
RODNEY D. BULLARD
Age: 45 Ameris Bancorp director since July 2019 Ameris Bank director since July 2019	Board Committees: Compensation Trust
Prior to the Company’s acquisition of Fidelity, Mr. Bullard served as a director of Fidelity and Fidelity Bank since 2018. He has served as Vice President of Community Affairs, Chick-fil-A, Inc. and Executive Director of Chick-fil-A Foundation since 2011. Previously, Mr. Bullard served as Assistant United States Attorney for the Northern District of Georgia from 2009 to 2011 and as Legislative Liaison/Counsel in the Office of the Secretary of the Air Force, The Pentagon from 2006 to 2009. Mr. Bullard’s qualifications to serve as director include degrees earned in the Advanced Management Program from Harvard Business School; master of business administration degree from Terry College of Business, University of Georgia; and juris doctor degree from Duke Law School, and his various business and legal positions held during his career.

JAMES B. MILLER, JR.
Age: 80 Ameris Bancorp director since July 2019 Ameris Bank director since July 2019	Board Committees: Executive
Mr. Miller has served as the Chairman of the Board since July 2019. Prior to the Company’s acquisition of Fidelity, Mr. Miller served as Chairman of the Board and Chief Executive Officer of Fidelity since 1979, as President of Fidelity from 1979 to April 2006, as a director of Fidelity Bank since 1976, as President of Fidelity Bank from 1977 to 1997 and from December 2003 through September 2004, as Chief Executive Officer of Fidelity Bank from 1977 to 1997 and from December 2003 until to April 2017, and as Chairman of Fidelity Bank since 1998. Mr. Miller also has served as Chairman of Berlin American Companies and other family investment companies since 1977; as a director of Interface, Inc., the world’s largest carpet tile manufacturing company, since 2000; and as a director of American Software Inc., a software development company, since 2002. Mr. Miller’s education and experience as an attorney and his years of experience employed as an executive officer of Fidelity, serving on Fidelity’s board of directors, as well as serving on the boards of various community organizations and public companies, qualify him to serve as a director.
Mr. Miller’s employment agreement with the Company provides that Mr. Miller will serve as Chairman and a member of the boards of directors of the Company and the Bank and that any age restrictions relating to membership on such boards shall be waived for Mr. Miller. Accordingly, in connection with the Company’s acquisition of Fidelity, the Board determined to exclude Mr. Miller from the Company’s requirement for directors to retire from the Board at the annual meeting of the shareholders following the date that the director reaches age 75.

Class II Director Nominees (to serve until the 2023 annual meeting of shareholders)
WILLIAM I. BOWEN, JR.
Age: 55 Ameris Bancorp director since November 2014 Ameris Bank director since November 2014	Board Committees: Audit Trust
Mr. Bowen resides in our Tifton, Georgia market, and he currently serves as Chairman of the community board of the Bank for that market. He has served as a member of the community board since 2012. Mr. Bowen is a partner and the President of Bowen Donaldson Home for Funerals. He also serves as managing partner of Bowen Farming Enterprises, LLC, a timber, cattle, cotton and peanut farming operation, Bowen Land and Timber, LLC, Bowen Family Partnership and Fulwood Family Partnership, a farming and real estate development firm. He also serves as Trustee of Tift County Hospital Authority and is a member of the Georgia Board of Funeral Service. Mr. Bowen holds a bachelor’s degree in business administration from the University of Georgia. His extensive business experience and knowledge of the local economy, as well as his expertise in the real estate and farming industries, make Mr. Bowen a valuable resource for the Board.

WM. MILLARD CHOATE
Age: 67 Ameris Bancorp director since July 2019 Ameris Bank director since July 2019	Board Committees: Credit Risk Trust
Prior to the Company’s acquisition of Fidelity, Mr. Choate served as a director of Fidelity and Fidelity Bank since 2010. Mr. Choate is the founder and currently serves as Chairman of Choate Construction Company, a commercial construction and interior construction firm founded in Atlanta, Georgia in 1989. The experience Mr. Choate received founding his company and establishing all operations, procedures, banking, insurance and bonding relationships, marketing, preconstruction estimating and technology, in addition to his degrees in economics and business, qualify him to serve as a director.

ROBERT P. LYNCH
Age: 56 Ameris Bancorp director since February 2000 Ameris Bank director since February 2006	Board Committees: Audit (Chair) Executive Credit Risk
Mr. Lynch is the Vice President and Chief Financial Officer of Lynch Management Company, which owns and manages seven automobile dealerships located in the Southeast. He has been with Lynch Management Company for more than 30 years. Mr. Lynch’s family also owns and operates Shady Dale Farm, a beef cattle operation located in Shady Dale, Georgia. He holds a bachelor’s degree in business administration from the University of Florida. Mr. Lynch resides in our Jacksonville, Florida market and currently serves as a member of the community board of the Bank for that market. His business experience is extensive and varied, which gives him a firsthand understanding of the challenges faced by not only the Company but also its commercial customers, as well as opportunities available to the Company and its commercial customers. This understanding informs his service as a director and is a key benefit to the Board.

ELIZABETH A. MCCAGUE
Age: 70 Ameris Bancorp director since August 2016 Ameris Bank director since August 2016	Board Committees: Corporate Governance and Nominating Executive Enterprise Risk (Chair)
Ms. McCague currently serves as Chief Financial Officer for the Jacksonville Port Authority. She previously served as Interim Executive Director and Plan Administrator for the Jacksonville Police and Fire Pension Fund, where she was responsible for the management of the $1.6 billion pension portfolio and the administration of benefits. Ms. McCague previously provided mediation services for resolution of financial disputes through her business, McCague & Company, LLC. Ms. McCague has previously served on the UF Health Hospital Jacksonville board as the chair of the finance committee. She also has previously served as co-chair of the University of Florida Capital Campaign, a six-year, $1.5 billion effort, and chair of the North Florida Bank’s Advisory Board. She was also formerly the Chief Operating Officer of a software development company. She holds a bachelor’s degree in business administration from the University of Florida and a master of business administration degree from Jacksonville University. She resides in our Jacksonville, Florida market. Ms. McCague’s business experience is extensive and diverse, which provides valuable insight for the Bank and its customers.

Class III Director Nominees (to serve until the 2021 annual meeting of shareholders)
GLORIA A. O’NEAL
Age: 70 Ameris Bancorp director since July 2019 Ameris Bank director since July 2019	Board Committees: Audit Enterprise Risk
Prior to the Company’s acquisition of Fidelity, Ms. O’Neil served as a director of Fidelity since 2018. Ms. O’Neal is a community leader who brings unique experience to the Board. She has served on many non-profit boards, including Rotary, and was Court appointed Special Advocate for DeKalb County. She is a board member of Dahlonega Baptist Church and serves as Secretary; Treasurer of a weekday preschool in Dahlonega; and is active in community outreach activities for the Baptist Church. In 2014, after 33 years of service, she retired from Fidelity Bank to pursue her volunteer work. Ms. O’Neal last served at Fidelity Bank as Executive Vice President and Chief Risk Officer, after having been Internal Auditor. She has extensive experience with risk management, regulatory requirements, credit administration, operations, financial reporting and most aspects of banking. Ms. O’Neal’s extensive banking experience qualifies her to serve as a director.

H. PALMER PROCTOR, JR.
Age: 52 Ameris Bancorp director since July 2019 Ameris Bank director since July 2019	Board Committees: Executive (Chair)
Prior to the Company’s acquisition of Fidelity, Mr. Proctor served as President of Fidelity since April 2006, as Chief Executive Officer of Fidelity Bank since April 2017, as President of Fidelity Bank since October 2004, and as a director of Fidelity Bank since 2004. Mr. Proctor also has served as a director of Brown and Brown, Inc., an independent insurance intermediary, since 2012, and as Chairman of the Georgia Bankers Association from 2017 to 2018. With experience as an executive of Fidelity and the Company, Mr. Proctor offers expertise in financial services and a unique understanding of our markets, operations and competition, which qualify him to serve as a director.
Mr. Proctor’s employment agreement with the Company provides that Mr. Proctor will serve as a member of the boards of directors of Ameris and the Bank.

The Board recommends a vote “FOR” the election of the nominated directors. Proxies will be voted “FOR” the election of the eight director nominees discussed above unless otherwise specified.

Continuing Directors
The following sets forth certain information as of the Record Date for all other directors of the Company whose terms of office will continue after the Annual Meeting.
Class I Directors (serving until the 2022 annual meeting of shareholders)
DANIEL B. JETER
Age: 68 Ameris Bancorp director since April 1997 Ameris Bank director since April 2002	Board Committees: Audit Compensation
Mr. Jeter served as the Board’s Lead Independent Director from July 2019 to September 2019, and from January 2018 to September 2018. Prior to first serving as Lead Independent Director in 2018, and again in late 2018 through June 2019, he served as Chairman of the Board of the Company and of the board of directors of the Bank from May 2007 through December 2017. He also serves on the community bank board for the Company’s Moultrie, Georgia market. Mr. Jeter is the Chairman and co-owner of Standard Discount Corporation, a family-owned consumer finance company. He joined Standard in 1979 and is an officer and director of each of Standard’s affiliates, including Colquitt Loan Company, Globe Loan Company of Hazelhurst, Globe Loan Company of Tifton, Globe Loan Company of Moultrie, Peach Finance Company, Personal Finance Service of Statesboro and Globe Financial Services of Thomasville. He is co-owner of Classic Insurance Company and President of Cavalier Insurance Company, both of which are re-insurance companies. Mr. Jeter is also a partner in a real estate partnership that develops owner-occupied commercial properties for office and professional use. He serves as a director and an officer of the Georgia Industrial Loan Corporation and as a director of Allied Business Systems. He received a bachelor’s degree in business administration from the University of Georgia. Mr. Jeter’s extensive experience in financial services, with a particular emphasis on lending activities, gives him invaluable insight into, and affords him a greater understanding of, the Company’s operations in his service as a director. As a long-tenured member of the Board, he has been closely involved in the Company’s expansion into new markets in recent years.

WILLIAM H. STERN
Age: 63 Ameris Bancorp director since November 2013 Ameris Bank director since November 2013	Board Committees: Compensation Corporate Governance and Nominating (Chair) Executive
Mr. Stern currently serves as Chairman of the Bank’s community board for the State of South Carolina. Mr. Stern has been President and Chief Executive Officer of Stern & Stern and Associates, a real estate development firm doing work throughout the Southeast, since 1980. He currently serves as Chairman of the Board of the South Carolina State Ports Authority and as a member of the board of the South Carolina Coordinating Council for Economic Development. His knowledge of the real estate industry, in addition to his extensive business experience and economic background, makes Mr. Stern a valuable resource for the Board.

Class III Directors (serving until the 2021 annual meeting of shareholders)
R. DALE EZZELL
Age: 70 Ameris Bancorp director since May 2010 Ameris Bank director since May 2010	Board Committees: Executive Enterprise Risk Trust (Chair)
Mr. Ezzell served as a director of Southland Bank, formerly a wholly owned subsidiary of the Company, from 1983 until the merger of Southland Bank into the Bank in 2006. He also served as Southland Bank’s Chairman from 1995 until such merger. Mr. Ezzell currently serves as Chairman of the Bank’s community board in Dothan, Alabama. Mr. Ezzell is the founder and owner of Wisecards Printing and Mailing, a direct mail advertising business in Abbeville, Alabama. Prior to establishing Wisecards in 2001, he served as President and Chief Executive Officer of Ezzell’s Inc., which operated several department stores in southeast Alabama and southwest Georgia, from 1987 to 2000. Mr. Ezzell holds a bachelor’s degree in engineering from Auburn University and resides in our Abbeville, Alabama market. His years as a director of a subsidiary bank, along with his varied business and practical experience, give him a valuable understanding of the issues faced by the Company and its customers.

LEO J. HILL
Age: 64 Ameris Bancorp director since January 2013 Ameris Bank director since January 2013	Board Committees: Compensation (Chair) Corporate Governance and Nominating Executive
Mr. Hill has served as the Board’s Lead Independent Director since September 2019. Mr. Hill is the owner of Advisor Network Solutions, LLC, a consulting services firm, and he currently serves as Lead Independent Director of Transamerica Mutual Funds. Prior to his service with Transamerica, Mr. Hill held various positions in banking, including Senior Vice President and Senior Loan Administration Officer for Wachovia Bank of Georgia’s southeastern corporate lending unit, President and Chief Executive Officer of Barnett Treasure Coast Florida with Barnett Banks and Market President of Sun Coast Florida with Bank of America. He has a bachelor’s degree in management and a master’s degree in finance, both from Georgia State University, and he has completed Louisiana State University’s Graduate School of Banking. With his wide-ranging professional and banking background, he brings a wealth of business and management experience to the Board.

JIMMY D. VEAL
Age: 71 Ameris Bancorp director since May 2008 Ameris Bank director since May 2008	Board Committees: Corporate Governance and Nominating Credit Risk
Mr. Veal was a founding director of Golden Isles Financial Holdings, Inc., which was the corporate parent of The First Bank of Brunswick prior to its acquisition by the Company and subsequent merger into the Bank. He served as a director of both Golden Isles Financial Holdings, Inc. and The First Bank of Brunswick from their inception in 1989 until their acquisition by the Company in 2001 and as Vice Chairman of both companies from 1996 until 2001. Mr. Veal currently serves as Chairman of the Bank’s community board for the Southeast Georgia Coast. Mr. Veal has been active in the hospitality industry for over 40 years. As a founding partner, together with his family, he co-owned and operated Beachview Tent Rentals, Inc. in Brunswick, Georgia, where he continues to serve as a consultant, until his retirement in 2018. He is also active in various real estate and timberland ventures in Glynn County, Georgia and Camden County, Georgia. In addition to his experience in banking, he has gained knowledge of many and varied industries and sectors of the economy, which provides him a unique and beneficial perspective for his service on the Board.

BOARD AND COMMITTEE MATTERS
Director Independence
Each member of the Board, other than Messrs. Miller and Proctor, is “independent,” as defined for purposes of the rules of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board will consider all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.
Committees of the Board
Audit Committee
The Audit Committee is currently comprised of four directors, none of whom is a current or former employee of the Company and all of whom are independent directors of the Company. The current members of the Audit Committee are Messrs. Bowen, Jeter and Lynch (Chairman) and Ms. O’Neal. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee, which operates under a written charter, represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary functions include monitoring the integrity of the Company’s financial statements, system of internal controls and compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent registered public accounting firm and internal auditing services; and providing a vehicle for communication among the independent registered public accounting firm, management, internal audit and the Board. The complete text of the Audit Committee charter is available at www.amerisbank.com.
Compensation Committee
The Compensation Committee is currently comprised of four directors — Messrs. Bullard, Hill (Chairman), Jeter and Stern — none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are independent directors of the Company. The duties of the Compensation Committee, which operates under a written charter, are generally to establish the compensation for the Company’s executive officers and to act on such other matters relating to compensation as it deems appropriate, including an annual evaluation of the Company’s Chief Executive Officer and the design and oversight of all compensation and benefit programs in which the Company’s employees and officers are eligible to participate. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive officer compensation is provided under “Compensation Discussion and Analysis” in this Proxy Statement. The complete text of the Compensation Committee charter is available at www.amerisbank.com.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is currently comprised of four directors, none of whom is a current or former employee of the Company and all of whom are independent directors of the Company. The members of the Corporate Governance and Nominating Committee are Messrs. Hill, Stern (Chairman) and Veal and Ms. McCague. Pursuant to its written charter, the Corporate Governance and Nominating Committee is responsible for considering, and making recommendations to the Board regarding, the size and composition of the Board, recommending and nominating candidates to fill Board vacancies that may occur and recommending to the Board the director nominees for whom the Board will solicit proxies. Additional information regarding the Corporate Governance and Nominating Committee’s processes and procedures is provided under “Identifying and Evaluating Nominees” in this Proxy Statement. The complete text of the Corporate Governance and Nominating Committee charter is available at www.amerisbank.com.

Executive Committee
The Executive Committee is currently comprised of seven directors, only two of whom are current or former employees of the Company. The current members of the Executive Committee are Messrs. Ezzell, Hill, Lynch, Miller, Proctor (Chairman) and Stern and Ms. McCague. The Executive Committee is authorized to exercise all of the powers of the Board, except those that under the Georgia Business Corporation Code may not be exercised by a committee of directors.
Enterprise Risk Committee
The Enterprise Risk Committee is currently comprised of three directors, none of whom is a current or former employee of the Company and all of whom are independent directors of the Company. The members of the Enterprise Rick Committee are Mr. Ezzell, Ms. McCague (Chairman) and Ms. O’Neal. Pursuant to its written charter, the Enterprise Risk Committee is responsible for the oversight and governance of risk management functions, programs and activities throughout the Company. The complete text of the Enterprise Risk Committee charter is available at www.amerisbank.com.
Credit Risk Committee
The Credit Risk Committee is currently comprised of three directors, none of whom is a current or former employee of the Company and all of whom are independent directors of the Company. Jon S. Edwards, the Company’s Chief Credit Officer, also serves on the Credit Risk Committee. The directors who are members of the Credit Risk Committee are Messrs. Choate, Lynch and Veal. Pursuant to its written charter, the Credit Risk Committee oversees the Company’s asset quality and credit administration practices by reviewing risk strategies for the loan portfolio, loan applications, overall credit quality standards and performance, new loan products and lending strategies and compliance and adequacy of the Allowance for Loan and Lease Losses (“ALLL”).
Trust Committee
The Trust Committee is currently comprised of four directors, none of whom is a current or former employee of the Company and all of whom are independent directors of the Company. The members of the Trust Committee are Messrs. Bowen, Bullard, Choate and Ezzell (Chairman). Pursuant to its written charter, the Trust Committee is responsible for overseeing the Trust Department’s accounting and financial reporting processes, its system of and adherence to internal controls, and its compliance with the Company’s fiduciary responsibilities.

Board and Committee Meetings
The following table provides a summary of the membership of the Board and its committees during 2019, together with information regarding the number of meetings held during 2019.
Director Name	Independent Director	Audit	Compensation	Corporate Governance and Nominating	Executive	Enterprise Risk
William I. Bowen, Jr.	Yes	✓
Rodney D. Bullard(1)	Yes		✓
Wm. Millard Choate(1)	Yes
R. Dale Ezzell	Yes				✓	✓
Leo J. Hill	Yes		Chair	✓	✓
Daniel B. Jeter	Yes	✓	✓
Robert P. Lynch(1)(2)	Yes	Chair			✓
Elizabeth A. McCague	Yes			✓	✓	Chair
James B. Miller, Jr.(1)	No				✓
Gloria A. O’Neal(1)	Yes	✓				✓
H. Palmer Proctor, Jr.(1)	No				Chair
William H. Stern	Yes		✓	Chair	✓
Jimmy D. Veal	Yes			✓
Dennis J. Zember Jr.(3)	No
Number of Meetings(4)		9	9	3	4	5
(1)
Effective July 1, 2019, each of Messrs. Bullard, Choate, Miller and Proctor and Ms. O’Neal was appointed to the Board in connection with the Company’s acquisition of Fidelity. Messrs. Bullard, Choate, Miller and Proctor and Ms. O’Neal were appointed to the respective committees on which they serve as reflected in the table above in September 2019.

(2)
In addition to his Chair role, Mr. Lynch also serves as a financial expert for the Audit Committee.

(3)
On June 27, 2019, Mr. Zember resigned from the Board and as President and Chief Executive Officer.

(4)
In addition, the Credit Risk Committee and the Trust Committee held two and four meetings, respectively, in 2019.

Each director attended at least 75% of all meetings of the full Board and of those committees on which he or she served and was eligible to attend in 2019. Additionally, the independent directors met in executive sessions, without any members of management or other employees, seven times in 2019. These executive sessions allow the Board to review key decisions and discuss matters in a manner that is independent of management.
The Company’s 2019 annual meeting of shareholders was attended by all members of the Board then serving.
Identifying and Evaluating Nominees
With respect to the nomination process, the Corporate Governance and Nominating Committee reviews the composition and size of the Board to ensure that it has the proper expertise and independence; determines the criteria for the selection of Board members and Board committee members; plans for continuity on the Board as existing Board members retire or rotate off the Board; establishes criteria for qualifications as independent directors, consistent with applicable laws and listing standards; maintains a file of suitable candidates for consideration as nominees to the Board; reviews Board candidates recommended by shareholders in compliance with all director nomination procedures for shareholders; and recommends to the Board the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board to fill vacancies.

The Corporate Governance and Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC and Nasdaq rules and willingness, ability and availability for service. In addition, the Corporate Governance and Nominating Committee requires that each Board candidate have the highest personal and professional ethics, integrity and values, including respectfulness, honesty and a commitment to teamwork and high standards consistent with the core values of the Company, and consistently exercise sound and objective business judgment. It is also anticipated that the Board as a whole have individuals with significant appropriate senior management or other leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.
The Corporate Governance and Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Corporate Governance and Nominating Committee consider and discuss diversity, among other factors, with a view toward the role and needs of the Board as a whole. When identifying and recommending director nominees, the members of the Corporate Governance and Nominating Committee generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board. The Corporate Governance and Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders. At present, almost one-third of the Board’s current members represent diversity through race, ethnicity or gender.
The Corporate Governance and Nominating Committee has performed a review of the experience, qualifications, attributes and skills of the Company’s current directors and nominees and believes that such persons possess a variety of complementary skills and characteristics, including the following:
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Personal characteristics, including leadership, character, integrity, accountability, sound business judgment and personal reputation;

•
Successful business or professional experience;

•
Various areas of expertise or experience, including financial, strategic and general management;

•
Expertise or experience in various industries, including banking and financial services, hospitality, construction, consumer finance, automotive, real estate, timber, agricultural and mediation services, as well as with various non-profit organizations;

•
Residence in the Bank’s market areas;

•
Willingness and ability to commit the necessary time to fully discharge the responsibilities of a director in connection with the affairs of the Company; and

•
A demonstrated commitment to the success of the Company.

For a discussion of the specific backgrounds and qualifications of our current directors and director nominees, see “Proposal 1 — Election of Directors” in this Proxy Statement.
Although the Corporate Governance and Nominating Committee has authority to retain a search firm or consultant to assist in identifying director candidates, to date no such search firm or consultant has been engaged. Additionally, the Corporate Governance and Nominating Committee would consider any director candidate proposed by any shareholder of record who has given timely written notice to the Corporate Secretary as required by Article III, Section 2(b) of the Company’s Bylaws. The proposing shareholder’s notice to the Corporate Secretary must set forth the information required by such section, including the director candidate’s name, credentials, contact information and his or her consent to be considered as a director candidate, as well as the proposing shareholder’s own contact information and a statement of his or her share ownership (how many shares held and for how long). To be timely, a proposing shareholder’s notice must be received at the Company’s principal executive office no later than the date determined in accordance with the Company’s Bylaws. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates director candidates it identifies and candidates who are recommended for nomination for membership on the Board by a shareholder.
Board Leadership Structure and Role in Risk Oversight
The Company is committed to having sound corporate governance principles and practices, and independent board oversight is valued as an essential component of our corporate governance framework. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except our Chairman and our Chief Executive Officer, are independent. In addition, all of the members of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Enterprise Risk Committee are independent.
Messrs. Miller and Proctor became our Chairman and our Chief Executive Officer, respectively, on July 1, 2019, upon the Company’s acquisition of Fidelity. In connection with Mr. Miller’s appointment as Chairman, the Board also appointed a Lead Independent Director in furtherance of the Board’s belief that strong, independent board leadership is a critical aspect of effective corporate governance. Mr. Jeter served as Lead Independent Director from July 2019 to September 2019, and Mr. Hill has served as Lead Independent Director since September 2019. The Lead Independent Director, who must be independent, presides over executive sessions of the independent directors, consults as appropriate with the Chairman or the Chief Executive Officer, oversees the flow of information to the Board and acts as liaison between the non-employee directors and management. The Lead Independent Director also serves as a focal point for the independent directors, thereby enhancing and clarifying the Board’s independence from management.
The Board believes that having a separate Chairman and Chief Executive Officer provides a depth of dependable, decisive and experienced leadership to execute the Company’s strategy. While the Board believes that having these separate, although non-independent roles, together with an engaged and experienced Lead Independent Director, is the most appropriate leadership structure for the Board at this time, the Board retains the flexibility to revise this structure in the future based upon its assessment of the Company’s needs, including consideration of relevant governance and strategic matters.
The Enterprise Risk Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board, although the Board and all of its committees are sensitive to risks relating to the Company and its operations. Through its interaction with the Company’s Chief Risk Officer, the Enterprise Risk Committee oversees credit risk, market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). The Audit Committee focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of the adequacy and effectiveness of internal control systems. Our external auditors meet at least quarterly with the Audit Committee in executive session to discuss potential risk and control issues involving the Company. Our Chief Risk Officer meets with both the Enterprise Risk Committee and the Audit Committee as necessary to discuss potential risk or control issues. The Enterprise Risk Committee and the Audit Committee report regularly to the full Board, which also considers the Company’s entire risk profile, including additional strategic and reputational risks. While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe that this division of responsibility is the most effective approach for addressing the risks facing the Company; however, we will continue to re-examine our Board leadership structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.
Director Reviews and Education
The Board conducts a self-assessment annually, and individual directors are separately evaluated each year in connection with director performance reviews. The Corporate Governance and Nominating Committee reviews and discusses with the Board the results of these annual assessments.

Director education is an essential component of good governance and effective compliance practices for financial institutions. It increases the likelihood of retaining good directors and attracting more highly skilled candidates to serve on the boards of banks. The Board’s regular meetings often include an educational and strategic session focused on a variety of topics, such as legislative and regulatory developments, important banking industry trends and fundamental bank directorship knowledge. In addition, our General Counsel updates the Board as appropriate on relevant developments with respect to corporate governance matters.
Reflecting our commitment to principles of director education, in April 2019, Mr. Bowen completed Crowe LLP’s group internet-based Industry Overview for Financial Institution Audit Committee Members. In November 2019, Mr. Hill attended the Bank Director Bank Compensation & Talent Conference in Amelia Island, Florida. The training focused on the opportunities and challenges that banks face when building and retaining the best talent for today and tomorrow. In December 2019, Mr. Hill attended the “Avoiding the Corporate Crisis” event hosted by DirectorCorps and Nasdaq in New York City, New York. The event focused on preparing boards and leadership for future uncertainties.
Additionally, all directors completed required compliance training during 2019. Topics included BSA/AML and Compliance, Information Security Awareness, the Company’s Code of Business Conduct and Ethics Policy, and the Company’s Regulation FD Policy.
Compensation Committee Interlocks and Insider Participation
Each of Messrs. Bullard, Hill, Jeter, Stern and Lynch served on the Compensation Committee for all or some portion of 2019. None of Messrs. Bullard, Hill, Jeter, Stern or Lynch is or has been an officer or employee of the Company.
Communication with the Board and its Committees
Our shareholders may communicate with the Board by directing correspondence to the Board, any of its committees or one or more individual members, in care of the Corporate Secretary, Ameris Bancorp, 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305. The Corporate Secretary will forward such correspondence to the persons to whom it is addressed.

COMPENSATION OF DIRECTORS
The objectives of our non-employee director compensation program are to attract highly qualified individuals to serve on the Board and to appropriately align the interests of the Company’s directors with those of our shareholders. The Compensation Committee reviews the director compensation program periodically to ensure that it continues to meet these objectives. In order to determine whether the director compensation program is competitive, the Compensation Committee considers peer group and general market information on program design provided by its independent compensation consultant, as well as the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by members of the Board.
For 2019, director compensation is comprised of the following components:
•
Annual Cash Retainer — each non-employee director receives an annual cash retainer at a rate of $50,000 per year with respect to January 2019 through April 2019, which increased to a rate of $60,000 per year commencing May 2019.

•
Annual Equity Retainer — each non-employee director receives an annual award of time-based restricted stock that vests after one year with a value of approximately $50,000 per year with respect to January 2019 through April 2019, which increased to approximately $60,000 per year commencing May 2019.

•
Lead Independent Director — receives an additional annual cash retainer of  $25,000.

•
Board Chair — a non-employee Board chair receives an additional annual cash retainer of $25,000.

•
Vice Board Chair — a non-employee Board vice chair receives an additional annual cash retainer at a rate of  $15,000 per year with respect to January 2019 through September 2019, when the position was eliminated.

•
Committee Chair Retainer — the non-employee chair of each committee receives an additional annual cash retainer at the rate set forth below:

◦
Audit — $10,000 per year with respect to January 2019 through April 2019, which increased to a rate of  $20,000 per year commencing May 2019.

◦
Compensation — $10,000 per year with respect to January 2019 through April 2019, which increased to a rate of  $15,000 per year commencing May 2019.

◦
Corporate Governance and Nominating — $10,000 per year.

◦
Enterprise Risk — $10,000 per year.

◦
Executive — $10,000 per year.

◦
Trust — $10,000 per year commencing in July 2019.

•
Community Boards — commencing in May 2019, each non-employee director with membership on a Community Board receives an additional monthly fee of  $400, or $600 if serving as chair.

Cash retainers payable to non-employee directors are prorated in any year in which the Board or committee chair appointment is not effective for the entirety of such year.
Director Compensation Table
The following Director Compensation Table sets forth the total compensation earned by directors for the fiscal year ended December 31, 2019. Mr. Proctor, who is also a named executive officer, is not included in the table below. Compensation paid to named executive officers for their service in a director capacity, if any, is presented in the supplementary table to the Summary Compensation Table included in this Proxy Statement.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William I. Bowen, Jr.(1)	$60,033	$60,009	$—	$—	$—	$597	$120,640
Rodney D. Bullard(2)	$25,000	$52,486	$—	$—	$—	$210	$77,696
Wm. Millard Choate(2)	$25,000	$52,486	$—	$—	$—	$210	$77,696
R. Dale Ezzell(1)	$64,200	$60,009	$—	$—	$—	$837	$125,046
Leo J. Hill(1)	$79,506	$60,009	$—	$—	$—	$597	$140,112
Daniel B. Jeter(1)	$73,964	$60,009	$—	$—	$—	$837	$134,811
Robert P. Lynch(1)	$74,467	$60,009	$—	$—	$—	$621	$135,097
Elizabeth A. McCague(1)	$65,833	$60,009	$—	$—	$—	$597	$126,440
James B. Miller, Jr.	$—	$—	$—	$644,222(3)	$—	$502,706(3)	$1,146,928
Gloria A. O’Neal(2)	$25,000	$52,486	$—	$—	$—	$210	$77,696
William H. Stern(1)	$70,033	$60,009	$—	$—	$—	$597	$130,640
Jimmy D. Veal(1)	$60,033	$60,009	$—	$—	$—	$597	$120,640
(1)
The stock award figure represents the fair value of the stock awards as calculated in accordance with GAAP. The shares were issued May 15, 2019 and the fair value was $36.02 per share. The shares vest on the earlier of May 15, 2020 and the date of the Annual Meeting, provided that the grantee continues to serve as a director of the Company through the vesting date.

(2)
The stock award figure represents the fair value of the stock awards as calculated in accordance with GAAP. The shares were issued on July 23, 2019 and the fair value was $37.49 per share. The shares vest on the earlier of May 15, 2020 and the date of the Annual Meeting.

(3)
Represents amounts paid to Mr. Miller pursuant to his employment agreement with the Company, which is described below.

Employment Agreement with Mr. Miller
In connection with the execution of the merger agreement between the Company and Fidelity, the Company and the Bank entered into an employment agreement with Mr. Miller, which became effective upon the Company’s acquisition of Fidelity on July 1, 2019 (the “Miller Employment Agreement”). The Miller Employment Agreement provides that Mr. Miller will serve as Chairman and a member of the boards of directors of the Company and the Bank. The term of the employment agreement is three years. In consideration for his services, Mr. Miller will be entitled to: (i) an annual base salary of  $1,000,000; (ii) incentive compensation opportunities that are no less favorable than those provided by Fidelity prior to its acquisition or, if more favorable, those provided to other senior executives of the Company, provided that the target annual incentive opportunities will not be less than 50% of Mr. Miller’s annual base salary; and (iii) employee benefits and fringe benefits (including life insurance, vacation, reimbursement of club dues and automobile benefits) that are no less favorable than those provided by Fidelity prior to its acquisition or, if more favorable, those provided to other senior executives of the Company.
The Miller Employment Agreement provides that, in the event of termination of Mr. Miller’s employment by the Company without cause or by Mr. Miller for good reason, the Company will pay to Mr. Miller, subject to the execution of a release of claims, certain accrued but unpaid amounts and the following severance benefits:
•
A cash severance payment equal to the excess of: (i) the product of (a) three multiplied by (b) the executive’s “Final Compensation” (which is defined generally as the sum of the executive’s annual base salary and the greater of the executive’s target annual cash bonus opportunity and the annual cash bonus paid for the year preceding the year of termination) over (ii) the amount described in the immediately following bullet, payable in installments over 36 months.

•
A cash payment equal to 60% of the annual base salary that would have been payable to the executive during the 18-month restrictive covenant period (as described below), payable in installments over 18 months. (This amount is payable to Mr. Miller in the event of any termination other than death or disability.)

•
Continued participation in employee welfare benefit programs for 18 months after the date of termination on the same basis as other executives.

•
A prorated annual cash bonus for the year in which termination occurs, determined assuming performance goals are satisfied at the target level.

•
Full vesting of any equity or other long-term incentive awards, with any applicable performance goals deemed satisfied at the greater of target and actual performance and with any stock options exercisable for the full remaining term thereof.

The Miller Employment Agreement also provides that the Company will maintain, during Mr. Miller’s lifetime, life insurance policies in the aggregate face amount of  $8.0 million. If the compensation and benefits payable under the Miller Employment Agreement would be subject to Section 280G of the Internal Revenue Code of 1986, as amended (the “IRC”), such amounts would be reduced to the extent such reduction would place Mr. Miller in a better after-tax position. The Miller Employment Agreement contains certain restrictive covenants, including a perpetual nondisclosure covenant and covenants concerning noncompetition and nonsolicitation of clients, customers and employees, each of which apply for 18 months following Mr. Miller’s termination of employment.
Under the Miller Employment Agreement:
•
“cause” means: (i) any act or omission requiring the Company to terminate the executive in order to comply with certain provisions of the Federal Deposit Insurance Act; (ii) the commission of a felony or any other crime involving moral turpitude or the pleading of nolo contendere to any such act; (iii) the commission of any act or acts of dishonesty when such acts are intended to result or result, directly or indirectly, in gain or personal enrichment of the executive or any related person or affiliated company and are intended to cause harm or damage to the Company or its subsidiaries; (iv) the illegal use of controlled substances; (v) the misappropriation or embezzlement of assets of the Company or its subsidiaries; (vi) the breach by the executive of certain restrictive covenants and confidentiality obligations set forth in the Miller Employment Agreement; or (vii) the breach by the executive of any other material term or provision of the Miller Employment Agreement; and

•
“good reason” means: (i) there is a material change in the executive’s position or responsibilities (including reporting responsibilities) which, in the executive’s reasonable judgment, represents an adverse change from the executive’s status, title, position or responsibilities; (ii) the assignment to the executive of any duties or responsibilities which are materially inconsistent with the position or responsibilities of the executive; (iii) any removal of the executive from or failure to reappoint or reelect the executive to any of the positions the executive held; (iv) there is a material reduction in the executive’s rate of base salary or a change in the manner the incentive compensation of the executive is calculated and such change will result in a reduction of the incentive compensation of the executive; (v) requiring the executive to relocate his principal business office to any place outside a 15-mile radius from the executive’s current place of employment in Atlanta, Georgia; (vi) the failure of the Company to continue in effect certain welfare plans, life insurance policies and other compensation plans or materially and adversely affecting certain fringe benefits; or (vii) the material breach of any provision of the Miller Employment Agreement which is not timely corrected by the Company within a specified cure period.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information regarding each executive officer of the Company. Our executive officers serve at the discretion of the Board, and Mr. Proctor serves subject to his employment agreement with the Company.
Name, Age and Term as Officer	Position	Principal Occupation for the Last Five Years and Other Directorships
H. Palmer Proctor, Jr., 52 Officer since 2019	Chief Executive Officer
Chief Executive Officer of the Company and the Bank since July 2019. Prior to the Company’s acquisition of Fidelity, President of Fidelity since April 2006; Chief Executive Officer of Fidelity Bank since April 2017; President of Fidelity Bank since October 2004, and a director of Fidelity Bank since 2004. Also, has served as a director of Brown and Brown, Inc., an independent insurance intermediary, since 2012, and as Chairman of the Georgia Bankers Association from 2017 to 2018.

Lawton E. Bassett, III, 51 Officer since 2016	Bank President and Banking Group President of the Company
Banking Group President of the Company and President of the Bank since February 2017; Executive Vice President since February 2016; Chief Banking Officer for Alabama and Georgia from February 2016 through January 2017; and Regional President and Market President from 2006 through January 2017. From 2003-2006, served as President and Chief Executive Officer of Citizens Security Bank, formerly a wholly owned subsidiary of the Company. Prior to joining the Company, served in various commercial lending and leadership roles at Barnett Bank and SunTrust.

Nicole S. Stokes, 45 Officer since 2018	Executive Vice President and Chief Financial Officer
Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2018; Chief Financial Officer of the Bank since June 2016; and Senior Vice President and Controller from December 2010 through May 2016.

Ross L. Creasy, 46 Officer since 2019	Executive Vice President and Chief Innovation Officer
Executive Vice President and Chief Innovation Officer of the Bank since July 2019. Prior to the Company’s acquisition of Fidelity, Chief Information Officer of Fidelity Bank since July 2018, during which Mr. Creasy oversaw Technology and Operations. Prior to joining Fidelity, served in various positions with E*TRADE, Capital One and the Federal Reserve.

Jon S. Edwards, 58 Officer since 1999	Executive Vice President and Chief Credit Officer
Executive Vice President and Chief Credit Officer since May 2005; Executive Vice President and Regional Bank Executive for Southern Division from August 2002 through April 2005; Director of Credit Administration from March 1999 to July 2003; Senior Vice President from March 1999 to August 2002; and director of each subsidiary bank in the Southern Division from September 2002 through April 2005.

Name, Age and Term as Officer	Position	Principal Occupation for the Last Five Years and Other Directorships
James A. LaHaise, 59 Officer since 2014	Executive Vice President and Chief Strategy Officer
Executive Vice President and Chief Strategy Officer since October 2018; Executive Vice President and Corporate Banking Executive from February 2017 through September 2018; Executive Vice President and Chief Banking Officer for Florida and South Carolina from February 2016 through January 2017; Executive Vice President, Commercial Banking Executive from June 2014 until February 2016; President and Chief Executive Officer of Coastal Bankshares, Inc. and The Coastal Bank from January 2013 until they were acquired by the Company in June 2014; and Executive Vice President and Chief Banking Officer of The Coastal Bank from May 2007 through December 2012.

Cindi H. Lewis, 66 Officer since 1987	Executive Vice President, Chief Administrative Officer and Corporate Secretary
Chief Administrative Officer since May 2006; Executive Vice President since May 2002; Corporate Secretary since May 2000; Director of Human Resources from May 2000 to May 2006; and Senior Vice President from May 2000 to May 2002.

William D. McKendry, 51 Officer since 2017	Executive Vice President and Chief Risk Officer
Executive Vice President and Chief Risk Officer since September 2017; Executive Vice President and Chief Risk Officer for Bank of North Carolina from December 2011 to September 2017; and Deputy General Auditor for First Citizens Bancshares from June 2004 to October 2011.

Michael T. Pierson, 50 Officer since 2019	Executive Vice President and Chief Governance Officer
Executive Vice President and Chief Governance Officer of the Company and the Bank since March 2020; and Executive Vice President and Chief Operations Officer of Ameris and Ameris Bank from July 2019 to March 2020. Prior to the Company’s acquisition of Fidelity, served in various leadership roles at Fidelity and Fidelity Bank for 21 years, including Head of Commercial Banking, Mergers and Acquisitions and Chief Risk Officer.

Jody L. Spencer, 48 Officer since 2019	Executive Vice President and General Counsel	Executive Vice President and General Counsel since July 2019; attorney at Rogers & Hardin LLP from March 2001 to July 2019, serving as a partner from January 2008 to July 2019.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets or goals. We have disclosed these targets or goals in the limited context of the Company’s compensation programs; therefore, you should not take these statements to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply such statements in other contexts.
This Compensation Discussion and Analysis is intended to assist our shareholders in understanding the Company’s compensation programs. It presents and explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our named executive officers (collectively, “named executive officers” or “NEOs”) whose 2019 compensation information is provided in the tables following this discussion. Our 2019 NEOs are the following:
NEO	Position
H. Palmer Proctor, Jr.(1)	Chief Executive Officer
Nicole S. Stokes	Executive Vice President and Chief Financial Officer
Andrew B. Cheney(2)	Former Interim Principal Executive Officer
Dennis J. Zember Jr.(2)	Former President and Chief Executive Officer
Lawton E. Bassett, III	Executive Vice President and Banking Group President
Jon S. Edwards	Executive Vice President and Chief Credit Officer
William D. McKendry	Executive Vice President and Chief Risk Officer
(1)
Mr. Proctor was appointed Chief Executive Officer effective July 1, 2019 in connection with the Company’s acquisition of Fidelity.

(2)
Mr. Cheney served as the Company’s interim principal executive officer following Mr. Zember’s resignation as President and Chief Executive Officer on June 27, 2019 until Mr. Proctor was appointed Chief Executive Officer effective July 1, 2019.

Specifically, this Compensation Discussion and Analysis addresses the following:
•
Certain relevant 2019 business performance highlights;

•
Leadership changes in 2019;

•
Shareholder outreach;

•
Our compensation philosophy and the objectives of our compensation programs;

•
What our compensation programs are designed to reward;

•
Our process for determining executive officer compensation, including:

−
the role and responsibility of the Compensation Committee;

−
the role of the Chief Executive Officer and other named executive officers;

−
the role of compensation consultants; and

−
benchmarking and other market analyses;

•
Elements of compensation provided to our executive officers, including:

−
the purpose of each element of compensation;

−
why we elect to pay each element of compensation;

−
how we determine the levels or payout opportunities for each element;

−
decisions on final payments for each element and how these align with performance; and

−
plan design changes for 2020; and

•
Other compensation and benefit policies affecting our executive officers.

2019 Business Performance Highlights
•
Successfully completed the acquisition and integration of Fidelity, the holding company for Fidelity Bank;

•
Growth in adjusted net income of 52.5%, from $146.2 million in 2018 to $222.9 million in 2019;

•
Improvement in adjusted efficiency ratio to 55.67% in 2019, compared with 56.19% in 2018;

•
Organic growth in loans of  $751.8 million, or 9.2%;

•
Adjusted return on average assets of 1.52%, compared with 1.50% in 2018;

•
Growth in tangible book value of 10.5%, from $18.83 at the end of 2018 to $20.81 at the end of 2019; and

•
Enhanced shareholder value through an increase in our annual dividend rate to $0.60 per share of Common Stock and disciplined repurchases under the Company’s Common Stock repurchase plan.

Adjusted net income, adjusted efficiency ratio and adjusted return on average assets are performance measures determined by methods other than in accordance with GAAP. See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Exhibit A to this Proxy Statement for a reconciliation to 2019 GAAP results.
2019 Leadership Changes
The Company made several changes in its senior leadership in 2019, including the following:
•
Effective upon the Company’s acquisition of Fidelity on July 1, 2019, Mr. Proctor, former President of Fidelity and Chief Executive Officer of Fidelity Bank, was elected Chief Executive Officer of the Company and the Bank, replacing Mr. Cheney as principal executive officer of the Company. Mr. Proctor entered into an employment agreement with the Company setting forth the terms of his employment.

•
On June 27, 2019, Mr. Zember resigned from his positions as President, Chief Executive Officer and a director of the Company. On June 27, 2019, following such resignation, the Board appointed Mr. Cheney to serve as the Company’s interim principal executive officer.

Shareholder Outreach
The feedback we receive through our shareholder relations and shareholder outreach programs and our advisory votes on executive compensation (“say-on-pay”) enhances our understanding of our shareholders’ views. The Board and senior management remain committed to open and transparent communication and engagement with our shareholders and take all feedback into consideration when evaluating our compensation program design. In 2019, we actively engaged with almost two-thirds of our 30 largest shareholders.
At the Company’s 2019 annual meeting of shareholders, approximately 65% of the voting shareholders approved the Company’s 2018 executive compensation program for the NEOs, which included significant separation payments to the Company’s former Chairman, President and Chief Executive Officer, Edwin W. Hortman, Jr., who retired in September 2018. This one-time event was not repeated when Mr. Zember resigned as President and Chief Executive Officer in June 2019. Mr. Zember was not awarded any discretionary compensation, any unvested equity awards previously granted to Mr. Zember were forfeited and Mr. Zember only received certain accrued but unpaid amounts otherwise payable under his then-existing employment arrangements. The Compensation Committee believes our current program adequately and effectively addresses shareholder concerns, promotes the Company’s business strategy and aligns pay with performance and shareholder value.
Compensation Philosophy and the Objectives of Our Compensation Programs
Our executive compensation program reflects the Company’s commitment to pay for performance and the alignment of the interests of the Company’s executives with those of our shareholders. Our executive compensation program is designed to encourage our executives to take actions that support the Company’s short-term financial goals as well as ensure the Company’s ability to sustain strong shareholder value creation over the long-term. To drive the achievement of our short- and long-termgoals, our executive compensation program is designed to accomplish the following objectives:
•
Aligning the interests of our NEOs with those of our shareholders by delivering a substantial portion of each executive’s total compensation opportunity through performance-based incentives;

•
Attracting, retaining and motivating talented executives with significant industry knowledge and the experience and leadership capability to achieve success; and

•
Providing a strong link between pay and performance by using cash- and equity-based incentives to reward for the achievement of short- and long-term goals that align with the Company’s strategic priorities.

To meet these objectives, the Compensation Committee has carefully structured the Company’s compensation programs to reflect our pay for performance philosophy and support long-termshareholder value creation, as follows:
•
Competitive Compensation Opportunity.   Our compensation levels are benchmarked to peers and industry comparators that are comparable to the Company in terms of factors such as asset size, geography and business model. We target annual pay levels for our NEOs based on a competitive range around the 50th percentile of this market data.

•
Well-Balanced Compensation Programs.   The structure of our executive compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based and at-risk compensation.

•
Alignment with Annual Goals.   We use cash-based incentives that rewards our NEOs for the achievement of both the financial and operating objectives of the Company and individual performance objectives, which together support our business strategy.

•
Performance-Based Long-Term Incentives.   To strengthen the alignment between pay and performance and ensure retention of key talent, 50% of our equity-based long-term incentive compensation is tied to the achievement of longer-term (three-year) financial and strategic goals, while 50% of our long-term incentive compensation is tied to restricted stock that vests three years from the date of grant, either ratably or at one time.

•
Limited Perquisites.   We provide our NEOs with minimal perquisites that are consistent with competitive market practice.

•
Independent Decision Makers.   Our Compensation Committee of independent directors works closely with an independent compensation consultant to monitor our executive compensation programs to ensure alignment with market trends and practices, our business plans and long-termstrategy, and the interests of our shareholders.

In designing and administering the Company’s executive compensation program, the Compensation Committee strives to maintain an appropriate balance across all of the various compensation elements, realizing that at times some objectives may change. In addition, external factors, such as the general state of the economy and the banking industry or legislative changes impacting executive compensation, may impact the effectiveness of existing approaches to executive compensation. Such events require ongoing monitoring and a careful reconsideration of existing approaches by the Compensation Committee. On an annual basis the Compensation Committee carefully evaluates and, where appropriate, makes decisions and adjustments to future compensation programs in an effort to consistently implement the strategic objectives of executive compensation.
What Our Executive Compensation Programs are Designed to Reward
Our executive officers’ compensation programs use different components to reward different performance considerations. Base salary is provided to reward each executive for daily contributions and the application of his or her knowledge, experience and talent to the success of the Company. Base salary is also a reflection of the external value of each executive’s position in the job market and the internal value of his or her assigned roles and responsibilities to the success and ongoing viability of the Company.
Annual incentives are provided to focus performance on the key strategic short-term objectives defined and established on an annual basis. These incentives are strongly linked to the success of achieving annual performance objectives and provide each executive with cash rewards commensurate with the Company’s annual performance and the Board’s assessment of the executive’s personal performance.
Long-term incentives reward executives for the longer-term success of the Company. In 2019, the Company granted long-term incentives in the form of restricted stock with both time-based and performance-based vesting conditions. This equity-based compensation rewards executives for the long-term performance of the Company and maintains the alignment between executive compensation levels and shareholder value.
Benefits provided to each executive officer are in line with our broad-based employee benefits, which meet basic health and welfare needs. We also provide supplemental executive retirement programs for certain of our key executive officers. Perquisites for our executives remain conservative and primarily serve to enhance our executives’ business development activities.
The following charts show the relative value of the various compensation components for 2019 (base salary, annual incentive at target, long-term incentive value at grant date and other compensation, including supplemental retirement and perquisites), as a percentage of 2019 total compensation. Mr. Proctor’s pay mix for 2019 was unusual in that he did not receive any long-term incentive or equity awards, having joined the Company midyear from Fidelity. His pay mix for 2020 represents a more balanced compensation opportunity, with the value of the long-term incentive award constituting the largest portion of his annual target compensation.

Process for Determining Executive Officer Compensation
Role of the Compensation Committee
The Compensation Committee administers the Company’s executive compensation program. Throughout 2019, the Compensation Committee included Messrs. Hill, Jeter and Stern. Mr. Lynch served on the Compensation Committee in 2019 until September 2019, and Mr. Bullard was appointed to the Compensation Committee in September 2019. The members of the Compensation Committee all qualify as independent, outside members of the Board in accordance with the requirements of Nasdaq and current SEC regulations.
The Compensation Committee is responsible for all compensation decisions for the Chief Executive Officer and the other named executive officers. The Compensation Committee annually reviews the levels of compensation along with the performance results on goals and objectives relating to compensation for the named executive officers. Based on this evaluation, the Compensation Committee makes decisions related to our executive compensation program with final approval by the Board, except where the Compensation Committee has otherwise been given final authority with respect to a specific component of compensation.
Additionally, the Compensation Committee periodically reviews our incentive plans and other equity-based plans. The Compensation Committee reviews, adopts and submits to the Board any proposed arrangement or plan and any amendment to an existing arrangement or plan that provides or will provide benefits to the executive officers collectively or to an individual executive officer. The Compensation Committee has sole authority to retain and terminate compensation consultants and other advisors as it deems appropriate.
Role of the Executive Officers
The Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer work with the Compensation Committee to gather and compile data and supporting materials for review at Compensation Committee meetings, attend Compensation Committee meetings and make recommendations about the design of our executive compensation program plans. The Chief Risk Officer annually reviews and verifies all calculations for purposes of determining incentive payouts. The Chief Executive Officer annually reviews the performance of the other NEOs, after which the Chief Executive Officer presents his conclusions and recommendations to the Compensation Committee for approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate.
Role of Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as the Compensation Committee’s independent compensation consultant. The Compensation Committee has sole authority to retain, terminate and approve the fees of its compensation consultant. In its role as the Compensation Committee’s independent advisor, FW Cook regularly attends Compensation Committee meetings and advises on matters including compensation program design, benchmarking compensation and relative pay for performance. FW Cook also provides market data, analyses and advice regarding compensation of our NEOs and other executive officers. FW Cook has not provided any services to the Company other than executive compensation consulting services provided to the Compensation Committee. The Compensation Committee considered the independence of FW Cook in light of current SEC rules and Nasdaq listing standards and concluded that the work of FW Cook did not raise any conflict of interest.
Benchmarking
The Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data. In considering the competitive environment, the Compensation Committee reviews compensation information disclosed by a peer group of comparably sized companies with which we compete for business and executive talent. In addition, information derived from published compensation surveys is used to supplement the peer group data and is used to compare the elements of each executive officer’s target total direct compensation to the market information for executives with similar roles. The Compensation

Committee’s independent compensation consultant compiles this information and size-adjusts the published survey data to reflect our asset size in relation to the survey participants to more accurately reflect the scope of responsibility for each executive officer.
The Compensation Committee, with input from its independent compensation consultant, annually reviews and selects the peer companies, which generally consist of publicly traded regional commercial bank holding companies. For 2019, the peer companies were selected primarily based upon the following criteria: (i) similar business operations and geographic footprint; (ii) assets and market capitalization between approximately one-third and three times our assets and market capitalization; and (iii) competitors for executive talent.
For early-2019 compensation actions, our peer group consisted of the following companies:
Company	Total Assets (12/31/2018)	Company	Total Assets (12/31/2018)
United Bankshares, Inc.	$19.3	Cadence Bancorporation	$12.7
BancorpSouth Bank	$18.0	United Community Banks, Inc.	$12.6
Simmons First National Corporation	$16.5	CenterState Bank Corporation	$12.3
Home Bancshares, Inc.	$15.3	International Bancshares Corporation	$11.9
South State Corporation	$14.7	TowneBank	$11.2
Atlantic Union Bankshares Corporation	$13.8	Independent Bank Group, Inc.	$9.8
Hilltop Holdings Inc.	$13.7	LegacyTexas Financial Group, Inc.	$9.1
Trustmark Corporation	$13.3	First Financial Bankshares, Inc.	$7.7
Renasant Corporation	$12.9
Median		$12.9
Ameris Bancorp		$11.4
Source: S&P Capital IQ. Data as of 12/31/2018.
($ in billions)

After the Company’s acquisition of Fidelity, our assets grew considerably, from approximately $11.0 billion as of June 30, 2019 to over $16.0 billion as of July 1, 2019. Accordingly, the peer group was revised to reflect our new, larger size. As a result of this review and selection process, and in response to the significant asset growth of the Company (with our total assets increasing by approximately 45%, four bank holding companies were removed from our peer group while five bank holding companies were added to it. This revised peer group of 18 bank holding companies is a better representation of our current size and business complexity. For mid-year 2019 compensation actions, our peer group consisted of the following companies:
Company	Total Assets (12/31/2019)	Company	Total Assets (12/31/2019)
Hancock Whitney Corporation	$30.6	Atlantic Union Bankshares Corporation	$17.6
Pinnacle Financial Partners, Inc.	$27.8	CenterState Bank Corporation	$17.1
UMB Financial Corporation	$26.6	South State Corporation	$15.9
Commerce Bancshares, Inc.	$26.1	Hilltop Holdings Inc.	$15.2
Bank OZK	$23.6	Home Bancshares, Inc.	$15.0
Simmons First National Corporation	$21.3	Independent Bank Group, Inc.	$15.0
BancorpSouth Bank	$21.1	Trustmark Corporation	$13.5
United Bankshares, Inc.	$19.7	Renasant Corporation	$13.4
Cadence Bancorporation	$17.8	United Community Banks, Inc.	$12.9
Median		$17.7
Ameris Bancorp		$18.2
Source: S&P Capital IQ. Data as of 12/31/2019.
($in billions)

Elements of Compensation
The components of the 2019 executive compensation program, as well as the type of compensation and the objectives of the compensation, are included in the table below:
Component	Type	Objectives
Base Salary	Fixed	• Attract and retain executives • Compensate executive for level of responsibility and experience
Short-Term (Annual) Incentives	Variable	• Reward achievement of the Company’s annual financial and operational goals • Promote accountability and strategic decision-making
Long-Term Incentives	Variable
•
Align management and shareholder goals by linking management compensation to share price over extended period

•
Encourage long-term, strategic decision-making

•
Reward achievement of long-term company performance goals

•
Promote accountability

•
Retain key executives

Perquisites and Other Personal Benefits	Fixed	• Foster the health and well-being of executives • Attract and retain executives
Retirement Income and Savings Plans	Fixed	• Retain key executives • Reward employee loyalty and long-term service
Post-Termination Compensation and Benefits	Fixed	• Attract and retain executives • Promote continuity in management • Promote equitable separations between the Company and its executives
Base Salary
It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance and any other unique factors or qualifications. Generally, the Company has chosen to position cash compensation in a range around market median levels in order to remain competitive in attracting and retaining executive talent. The range is also benchmarked, and employees are paid within the market benchmarked range based on their unique situation. Actual base salaries paid vary within a range based on performance over time. The allocation of total cash compensation between base salary and annual bonus or incentives is based on a variety of factors. In addition to the market positioning of the base salary and the mix of total compensation, the Compensation Committee also takes into consideration the following:
•
The executive’s performance;

•
The performance of the Company;

•
The performance of the individual business or corporate function for which the executive is responsible;

•
The nature and importance of the position and role within the Company;

•
The scope of the executive’s responsibility; and

•
The current compensation package in place for the executive, including the executive’s current annual salary and potential awards under the Company’s incentive plan.

After reviewing the total compensation targets for our NEOs against market data, the Compensation Committee approved the following 2019 base salary amounts, effective as of February 25, 2019:
	2018 Base Salary	Base Salary Effective 2/25/19	Total Adjustment
Nicole S. Stokes	$300,000	$400,000	33%
Lawton E. Bassett, III	$400,000	$440,000	10%
Jon S. Edwards	$320,000	$350,000	9%
William D. McKendry	$310,000	$350,000	13%
Dennis J. Zember Jr.	$500,000	$850,000	70%
The base salary increases above for Messrs. Zember, Bassett, Edwards, McKendry and Ms. Stokes reflect movement toward the market for their respective positions. Mr. Proctor was employed by Fidelity during this time period, and Mr. Cheney was subject to a consulting agreement with the Company.
After the Company’s acquisition of Fidelity, and the Bank’s asset size and business complexity increased, base salaries were adjusted further as follows, effective as of July 1, 2019:
	Base Salary Effective 2/25/19	Base Salary Effective 7/1/19	Total Adjustment
H. Palmer Proctor, Jr.	—	$850,000	—
Nicole S. Stokes	$400,000	$440,000	10%
Lawton E. Bassett, III	$440,000	$500,000	14%
Jon S. Edwards	$350,000	$375,000	7%
William D. McKendry	$350,000	$375,000	7%
The table above reflects Mr. Proctor’s commencement of employment with the Company on July 1, 2019.
Annual Incentives
The Compensation Committee believes a formalized annual incentive plan with well-defined and clearly communicated objectives strengthens the link between performance and compensation. The 2019 annual incentive plan was developed to subject a meaningful portion of our NEOs’ cash compensation to achievement of pre-established performance targets to ensure the continued alignment of executive compensation, Company performance and strategic goal attainment. Annual incentive cash payouts reflect the extent to which annual targets for performance goals are met or exceeded. Targets for performance goals are set with the intent that achievement will ultimately result in enhancement to shareholder value. When determining the targets, the Compensation Committee considers past financial performance of the Company and its internal estimates of the current’s year planned financial performance. Growth expectations as well as improved profitability and operating efficiencies are the gauge by which meaningful targets are set and executive performance is measured.
The Compensation Committee uses three performance levels when setting cash incentive targets: Threshold, Target and Maximum. The performance levels are set relative to the prior fiscal year’s actual results and current fiscal year projections. The Compensation Committee expects the Company to achieve or exceed the Target level of performance, which is intended to be a stretch target. The Threshold performance level is the minimum performance level required for any cash incentive payout, while the Maximum level of performance is set at a high level of performance that requires significant efforts and exceptional execution to achieve.
The performance measures were changed slightly in 2019 to align with our internal operating plan and business strategy. While we retained the use of Adjusted ROA (Return on Assets) and Efficiency Ratio, we replaced the deposit growth metric used in 2018 with a measure of credit quality, Non-Performing Asset Ratio. Each measure represented roughly one-third of the total target annual incentive opportunity. The 2019 goals included the following:

Performance Measure	Weight
Credit Quality	33.0%
ROA (Return on Assets)	34.0%
Efficiency Ratio	33.0%
For 2019, achievement by the NEOs at Threshold pays out at 50% of the performance goal’s weight. Achievement at Target pays out at 100% of the performance goal’s weight. Achievement at Maximum pays out at 170% (the maximum achievement level or “cap”) of the performance goal’s weight. Actual results are prorated based on where they fall along the continuum from the Threshold amount through the Target amount, and from the Target amount through the Maximum amount.
In addition to the performance measures listed above, the Compensation Committee retains the ability to apply negative discretion to reduce the incentive payout, if needed. Also, total payouts can be adjusted by +/- 10% based on individual performance assessments in order to differentiate payouts based on individual contributions.
During the first quarter of 2019, the Compensation Committee established the Target percentage of base salary for each of the NEOs (with the exception of Mr. Proctor, whose compensation opportunity was established when he joined the Company from Fidelity on July 1, 2019). The Compensation Committee used the 2019 base salary in calculating the annual incentive award payments. The following chart shows the range of annual incentive award opportunities expressed as a percentage of salary for the NEOs.
Named Executive Officer	Threshold (% of salary)	Target (% of salary)	Maximum (% of salary)
H. Palmer Proctor, Jr.	42.50%	85.00%	144.50%
Nicole S. Stokes	32.50%	65.00%	110.50%
Lawton E. Bassett, III	32.50%	65.00%	110.50%
Jon S. Edwards	32.50%	65.00%	110.50%
William D. McKendry	32.50%	65.00%	110.50%
Dennis J. Zember Jr.	42.50%	85.00%	144.50%
Calculating Annual Incentive Awards.
The following formula was used to calculate the payment that could be awarded to a named executive officer under the 2019 annual incentive award program:
Base Salary x Target Percentage of Base Salary x Company Achievement x Individual Performance
The 2019 performance goals for short-term incentive compensation were chosen because each of the goals strongly aligned with the overall business objectives of the Company for the year and were as follows:
	33% Weight Credit Quality	34% Weight ROA	33% Weight Efficiency Ratio
Threshold	0.65%	1.40%	60%
Target	0.47% – 0.55%	1.50% – 1.60%	51.00% – 56.00%
Maximum	0.40%	1.70%	48.00%
Actual	0.56%	1.52%	55.67%
The Company achieved the Target level of performance with respect to Adjusted ROA and Efficiency Ratio, and achieved slightly below the Target level of performance on Credit Quality. Based on the weighted operating performance results relative to the Targets established for 2019, a 99.11% achievement factor was reached, compared with the targeted payout factor of 100%. The Compensation Committee believes these incentive payments are aligned with the Company’s business results and compensation philosophy.

In deciding the amount of the incentive award, the Compensation Committee can consider, among other things, the Company’s overall performance and the individual participant’s specific contributions and performance throughout the performance period, as well as any actual or perceived inappropriate risks taken by participants. Individual performance criteria for all NEOs in 2019 were reviewed and based on guidance from the Chief Executive Officer, the Compensation Committee determined not to make any adjustments to the formulaic calculations.
Annual incentive payouts for 2019 performance for the NEOs are listed below:
Named Executive Officer	Base Salary X	Target (% of salary) X	Company Achievement X	Individual Performance =	Actual Incentive Payout
H. Palmer Proctor, Jr.	$850,000	85%	99.11%	100%	$716,077
Nicole S. Stokes	$440,000	65%	99.11%	100%	$283,458
Lawton E. Bassett, III	$500,000	65%	99.11%	100%	$322,111
Jon S. Edwards	$375,000	65%	99.11%	100%	$241,583
William D. McKendry	$375,000	65%	99.11%	100%	$241,583
Dennis J. Zember Jr.	—	—	—	—	—
Long-Term Equity Awards
The Compensation Committee believes that the Company’s executive compensation program should include a significant equity-based component because this best aligns the interests of our executives with those of our shareholders. The Company’s employees, non-employee directors and consultants and advisors who perform services for the Company and its subsidiaries may participate in the Company’s shareholder-approved 2014 Omnibus Equity Compensation Plan (the “2014 Plan”), which was set forth as Appendix A to the Company’s Definitive Proxy Statement for the Company’s 2014 annual meeting of shareholders. Awards may be granted under the 2014 Plan from time to time and may be in the form of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.
The Compensation Committee carefully considers the following factors when determining the type and amount of equity to award:
•
Prior awards issued to the executive officer;

•
The current amount and intrinsic value of unvested equity held by the executive officer;

•
Current number of shares owned by the executive officer;

•
Proportion of total compensation on an annual basis consisting of equity awards; and

•
Market data on the median level of equity awarded to comparable positions.

We consider long-term equity-based compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive, long-term equity-based incentive component is an integral part of our overall executive compensation program. The total long-term incentive award in a given year is based on a targeted dollar value that is then converted into the specific equity awards. The following chart reflects the 2019 Target award opportunities for each NEO:
Named Executive Officer	LTI Target
H. Palmer Proctor, Jr.	—
Nicole S. Stokes	$300,000
Lawton E. Bassett, III	$350,000
Jon S. Edwards	$300,000
William D. McKendry	$300,000
Dennis J. Zember Jr.	$1,000,000

Mr. Proctor and Mr. Cheney did not receive equity awards in 2019 because Mr. Procter was employed by Fidelity at the time of the equity grant and Mr. Cheney was subject to a consulting agreement with the Company.
Target long-term incentive opportunities are established based on competitive market practices. The fair value of 2019 long-term incentive awards is reflected in the Summary Compensation Table in this Proxy Statement. In 2019, our long-term equity incentive program consisted of the following components:
•
Performance-based restricted stock (50% of long-term incentive award) — During 2019, all NEOs other than Mr. Proctor and Mr. Cheney received performance-based restricted stock awards on February 19, 2019. These performance-based restricted stock grants are awards that will be earned based upon the Compensation Committee’s assessment of the three-year cumulative operating Earnings Per Share (“EPS”) goal tied to the Company’s long-range strategic plan. The Targets and corresponding performance range requires meaningful growth over the three-year performance period. This reflects a departure from the 2018 grants that were based on return on tangible common equity (“ROTCE”) of the Company ranked in terms of a percentile in relation to the three-year ROTCE for the same period of a peer group consisting of the companies comprising the KBW Nasdaq Regional Banking Index (“KRX”). Also new for 2019, the performance-based restricted stock grants have a relative Total Shareholder Return (“TSR”) modifier comparing the Company to the KRX. To the extent shares are issued and outstanding from the time of grant, the stock awards are eligible to receive dividends declared and have voting rights. Shares earned will vest in the first quarter of 2022. If the Company delivers three-year TSR that falls between the 25th and 75th percentiles, relative to the KRX, no adjustment to the payout determined by the cumulative EPS goal will be applied. However, if performance is below the 25th percentile of the KRX, then a 20% discount will be applied to the earned award. Further, if performance is above the 75th percentile of the KRX, then a 20% premium would be applied to the earned award. Regardless of performance, the total award cannot exceed 200% of Target.

•
Time-based restricted stock (50% of long-term incentive award) — Restricted shares are awarded subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of the NEOs other than Messrs. Proctor and Cheney received restricted share awards on February 19, 2019. All of these restricted share awards have dividend and voting rights and are subject to three-year cliff vesting.

2020 Compensation Actions
The Company continues to adjust its executive compensation program in response to a number of factors, including: (i) the senior leadership transition; (ii) the Company’s acquisition of Fidelity; (iii) the Company’s business strategy; and (iv) market conditions. Accordingly, for 2020, the Company has adjusted its executive compensation in the following ways:
•
No base salary increases were made for the NEOs.

•
No changes were made to the annual incentive plan metrics because we believe continued focus and execution on the same measures offers consistency, continuity and continued alignment with our business strategy.

•
Two new long-term performance measures were introduced for the 2020 grant of performance-based restricted stock. While the 2019 awards measured cumulative EPS over the three-year performance period, the 2020 grants will resume three-year measurement of ROTCE relative to the KRX. This was the plan design used in 2018, but new for 2020, a relative TSR modifier of +/-20% will also be applied to ensure the Company is translating ROTCE results into shareholder returns that exceed peers. The TSR modifier will be also be applied to the KRX and applies a 20% discount if the Company TSR is below the 25th percentile and applies a 20% premium if TSR is above the 75th percentile. No adjustment is made if TSR is between the 25th and 75th percentiles. The other performance measure used with the performance based restricted shares is a three-year absolute Tangible Book Value Growth metric. This is a key measure of value creation for the Company and is calibrated with such rigor that the attainment of target or above payouts will likely result in top quartile performance.

Commencing with 2020, executive officers, as well as certain other officers whom the Board or its designee has specified as eligible for participation, also may elect to defer amounts of compensation under a nonqualified deferred compensation plan in addition to amounts which may be deferred under the Company’s 401(k) Plan. In addition, in March 2020, additional shares of Common Stock were issued to certain NEOs in respect of the performance-based restricted stock grants issued in 2017 which vested in 2020 and exceeded the Target level of the applicable performance condition.
The Compensation Committee may take additional actions regarding 2020 executive compensation as it determines are warranted in response to the impact that may result from the coronavirus (COVID-19) pandemic.
Perquisites
We provide our NEOs with minimal perquisites, including a company car, club membership and moving expenses for certain NEOs. Additional details on perquisites are provided in a supplementary table to the Summary Compensation Table included in this Proxy Statement.
We view certain perquisites as being beneficial to the Company, in addition to being directly compensatory to the executive officers. For example, club memberships are regularly used in the general course of our business, such as for business meetings and entertaining. Company cars, which are provided to certain executive officers based on business needs, are used primarily for business purposes. Moving expenses facilitate the relocation of employees as needed for our business. In addition, these perquisites, as a minor expense to the Company, provide a useful benefit in our efforts to recruit, attract and retain top executive talent.
Retirement Benefits
On November 7, 2012, the Bank and certain executive officers and other employees of the Bank and the Company entered into Supplemental Executive Retirement Agreements (each, a “Retirement Agreement”), the purpose of which is to provide a select group of employees who are expected to contribute significantly to the future business success of the Company and the Bank with supplemental retirement income and death benefits. Such benefits are meant to retain quality executive talent over a long period of time, which is required in order to execute long-term strategy. Each Retirement Agreement provides for the payment of an annual retirement benefit, payable in monthly installments, commencing when the employee reaches age 65, provided that the employee remains employed by the Bank until the required age of 65. Included among the officers entering into a Retirement Agreement were Messrs. Bassett and Edwards and Ms. Stokes, all of whom are named executive officers, and each of whom is to receive annual retirement benefits under his or her respective Retirement Agreement as follows: (i) Mr. Bassett, $75,000 for 15 years; (ii) Mr. Edwards $100,000 for 15 years; and (iii) Ms. Stokes, $50,000 for 15 years. Although Mr. Zember also entered into a Retirement Agreement, no retirement benefits are payable to him thereunder due to his resignation as President and Chief Executive Officer in June 2019.
Each Retirement Agreement provides for a reduced benefit in the event that the employee terminates his or her employment prior to reaching the required age. If the termination is voluntary and without “good reason” (as defined in the Retirement Agreements), then the termination benefit is equal to the liability balance then accrued in the Company’s accounting records for the employee, to be paid out in monthly installments ratably over a period of 10 years; however, Messrs. Bassett and Edwards and Ms. Stokes do not become vested in this benefit until after the 10-year anniversary of the date of his or her Retirement Agreement. If the termination of employment is involuntary and without “cause” (as defined in the Retirement Agreements), or is voluntary but with good reason, then the termination benefit is equal to the liability balance then accrued in the Company’s accounting records for the employee, to be paid out in monthly installments ratably over a period of 10 years without a time-vesting precondition. If the employee is terminated for cause at any time, then all remaining benefits under his or her Retirement Agreement will be forfeited.
Each Retirement Agreement also provides that if the applicable employee dies prior to reaching the required age, then the annual retirement benefit will be payable in monthly installments to the employee’s beneficiary for a period of 10 years, commencing upon the employee’s death. In addition, if the employee becomes disabled prior to reaching the required age, then the employee will be entitled to a benefit equal to the liability balance then accrued in the Company’s accounting records for the employee, to be paid out in monthly installments ratably over a period of 5 years, commencing at the time of disability.
Under the Retirement Agreement, the following terms shall have the accompanied meanings:
(i)
“cause” means: (a) the commission of an act by the employee involving gross negligence, willful misconduct or moral turpitude that is materially damaging to the business, customer relations, operations or prospects of the Company or the Bank that brings the Company or the Bank into public disrepute or disgrace; (b) the commission of an act by the employee constituting dishonesty or fraud against the Company or the Bank; (c) the employee is convicted of, or pleads guilty or nolo contendere to, any crime involving breach of trust or moral turpitude or any felony; or (d) a consistent pattern of failure by the employee to follow the reasonable written instructions or policies of the employee’s supervisor or the Board.

(ii)
“good reason” means: (a) a material reduction in the employee’s rate of regular compensation from the Bank; (b) a relocation of the employee’s principal place of employment by more than 50 miles, other than to an office or location closer to the employee’s home residence and except for required travel on Bank business to an extent substantially consistent with the employee’s business travel obligations as of the date of relocation; or (c) a material reduction in the employee’s authority, duties, title or responsibilities, other than any change resulting solely from a change in the publicly-traded status of the Company or the Bank. Provided, however, that employee must provide notice to the Company and the Bank of the condition employee contends is Good Reason within 90 days following the initial existence of the condition giving rise to Good Reason termination, provides at least 30 days advance written notice to the Company or Bank explaining the same, and the Company and the Bank must have a period of 30 days to remedy the Good Reason following such notice.

Executive officers are also eligible to participate in our 401(k) and profit sharing retirement plan, which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees in all levels of the Company save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at annual limits in the IRC. The Company offers a discretionary match to employee contributions based upon the performance of the Company and subject to the approval of the Board. Company contributions to the 401(k) and profit sharing plan vest in equal annual installments over a five-year period.
In addition, we also provide our employees with an employee stock purchase plan, which provides the employee with the opportunity to purchase shares of Common Stock via payroll deduction. The minimum purchase is $25, and the plan does not provide discounts or look-back features. The plan covers the administrative costs involved in the purchase of the stock.
Health and Welfare Plans
The named executive officers are eligible to participate in Company-sponsored benefit plans on the same terms and conditions as those generally provided to salaried employees. Basic health benefits, dental benefits and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and their family members. Health benefits also include a Section 125 plan or a health savings account to provide for pre-tax deferral for non-reimbursable health expenses. The cost of Company-sponsored benefit plans is negotiated with the providers of such benefits, and the executive officers contribute to the cost of the benefits.
Severance Agreements
On May 7, 2019, the Company and the Bank entered into a Severance Protection and Restrictive Covenants Agreement (each, a “Severance Agreement”) with each of Messrs. Zember, Bassett, Edwards and McKendry and Ms. Stokes. In the case of each of Messrs. Zember, Bassett and Edwards, the Severance Agreement replaced and superseded his prior employment agreement, which automatically terminated with the execution of the Severance Agreement. In the case of Mr. McKendry, his Severance Agreement replaced and superseded his prior severance agreement, which was materially similar to the

Severance Agreement and automatically terminated with the execution of his Severance Agreement. The Severance Agreements were entered into following a review of executive compensation matters conducted by the Compensation Committee during which the Compensation Committee determined to provide similar terms to all executive officers for the payment of severance and other benefits upon any termination of their employment.
Each Severance Agreement provides that, in the event of termination of the executive’s employment by the Company without “cause” (as defined in the Severance Agreement) or by the executive for “good reason” (as defined in the Severance Agreement), the Company will pay to the executive, subject to the execution of a release of claims, certain accrued but unpaid amounts and the following severance benefits: (i) equal semi-monthly installments for two years in accordance with the Company’s normal payroll practices, totaling two times the sum of  (a) the executive’s base salary and (b) the executive’s target cash bonus opportunity for the year in which the termination of employment occurred; (ii) a pro-rata portion of the cash bonus, if any, that the executive would have earned for the year during which the termination of employment occurred, based on the achievement of applicable performance goals; and (iii) reimbursement for any monthly COBRA premium paid for a period of as many as eighteen months. If a termination without cause or for good reason occurs at the time of, or within one year after, a “change of control” of the Company (as defined in the Severance Agreement), then the amounts described in clause (i) will be paid in a lump sum instead of installments.
In the event of termination of the executive’s employment on account of the executive’s death or disability, the executive (or his or her estate) will be entitled to receive, in addition to certain accrued but unpaid amounts, a pro-rata portion of the cash bonus, if any, that the executive would have otherwise earned for the year during which the termination of employment occurred, based on the achievement of applicable performance goals.
Each Severance Agreement also includes certain restrictive covenants that limit the executive’s ability to compete with the Company and the Bank and to solicit, or attempt to solicit, certain customers and employees for a period of two years after termination or to divulge certain confidential information concerning the Company or the Bank for any purpose other than as necessary in the executive’s performance of his or her duties.
Under the Severance Agreement, the following terms have the accompanied meanings:
(i)
“cause” means: (a) the willful and continued failure of employee to perform employee’s duties with the Company and the Bank, other than any such failure resulting from disability, or to follow the directives of the Board or a more senior executive of the Company or the Bank, following written notice; (b) employee’s willful misconduct or gross negligence in connection with the Company’s or the Bank’s business or relating to employee’s duties hereunder; (c) a willful act by employee which constitutes a material breach of employee’s fiduciary duty to the Company or the Bank; (d) employee’s habitual substance abuse; (e) employee’s being convicted of, or pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude; (f) employee’s willful theft, embezzlement or act of comparable dishonesty against the Company or the Bank; (g) a material breach by employee of the Severance Agreement, which breach is not cured (if curable) by employee within a specified period following notice; or (h) conduct by employee that results in the permanent removal of employee from employee’s position as an officer or employee of the Company or the Bank pursuant to a written order by any banking regulatory agency with authority or jurisdiction over the Company or the Bank, as the case may be.

(ii)
“good reason” means: (a) a material reduction in the aggregate amount of employee’s base salary plus annual and long-term incentive compensation opportunities; (b) a material diminution in employee’s authority, duties or responsibilities; (c) a material change in the geographic location at which employee must regularly perform the services to be performed by employee pursuant to the Severance Agreement; and (d) any other action or inaction that constitutes a material breach by the Company and the Bank of the Severance Agreement; provided, however, that employee must provide notice to the Company and the Bank of the condition employee contends is good reason within 90 days after the initial existence of the condition, and the Company and the Bank must have a period of 30 days to remedy the condition. If the condition is not remedied within such 30-day period, then the employee must provide a notice of termination within 30 days after the end of the remedy period.
(iii)
“change of control” means, subject to certain exceptions, the occurrence of any of the following events: (a) any individual, entity or group (a “Person”) becomes the beneficial owner of 30% or more of either (1) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, the following acquisitions shall not constitute a change of control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or (z) any acquisition pursuant to a transaction that complies with clauses (c)(1), (c)(2) and (c)(3) below; (b) individuals who, as of the effective date of the Severance Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, in each case unless, following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, greater than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body), as the case may be, of the entity resulting from such business combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such business combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation (or equivalent securities) resulting from such business combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the business combination, and (3) at least a majority of the members of the board of directors (or equivalent governing body) of the entity resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such business combination; or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

No severance or other benefits under the Severance Agreement are payable to Mr. Zember in connection with his resignation as Chief Executive Officer and President in June 2019.

Employment Agreements
At this time, Mr. Proctor is the only named executive officer who has an employment agreement with the Company. Mr. Proctor’s employment agreement provides for the payment of severance to him upon a termination of employment by him for “good reason” (as defined in his employment agreement) or by the Company without “cause” (as defined in his employment agreement). We do not maintain a separate severance plan for Mr. Proctor. Severance benefits for Mr. Proctor are limited to those set forth in his employment agreement.
Set forth below are the general terms and conditions of the employment agreement currently applicable to Mr. Proctor, as well as the employment agreements that were applicable to Messrs. Zember, Bassett and Edwards prior to the termination of their respective employment agreements with the Company in May 2019 in connection with the execution of their respective Severance Agreements.
Each employment agreement provides that the executive’s compensation is subject to review and may be increased (but not decreased) from the minimum amount set forth in the executive’s employment agreement. Additionally, each agreement specifies term, position and duties, salary and incentive eligibility, benefits, perquisites, expense reimbursement and vacation. Following are certain details with respect to each agreement.
H. Palmer Proctor, Jr. — Chief Executive Officer
In connection with the execution of the merger agreement between the Company and Fidelity, the Company and the Bank entered into an employment agreement with Mr. Proctor, which became effective upon the Company’s acquisition of Fidelity on July 1, 2019. The employment agreement was amended on June 30, 2019 to provide that Mr. Proctor will serve as Chief Executive Officer of the Company and the Bank and as a member of the boards of directors of the Company and the Bank (as so amended, the “Proctor Employment Agreement”). The term of the Proctor Employment Agreement is three years; provided that commencing on the first anniversary of the effective date of the Proctor Employment Agreement, and on each annual anniversary thereafter (such date and each annual anniversary, a “Renewal Date”), unless previously terminated, the term of employment of Mr. Proctor will be automatically extended so as to terminate three years from such Renewal Date, unless at least 180 days prior to the Renewal Date, the Company gives notice to Mr. Proctor that his employment shall not be so extended. In consideration for his services, Mr. Proctor will be entitled to: (i) an annual base salary of $800,000; (ii) incentive compensation opportunities that are no less favorable than those provided by Fidelity prior to its acquisition by the Company or, if more favorable, those provided to other senior executives of the Company, provided that the target annual incentive opportunities will not be less than 50% of Mr. Proctor’s annual base salary; and (iii) employee benefits and fringe benefits (including life insurance, vacation, reimbursement of club dues and automobile benefits) that are no less favorable than those provided by Fidelity prior to closing or, if more favorable, those provided to other senior executives of the Company.
The Proctor Employment Agreement provides that, in the event of termination of Mr. Proctor’s employment by the Company without “cause” (as defined in the Proctor Employment Agreement) or by Mr. Proctor for “good reason” (as defined in the Proctor Employment Agreement), the Company will pay to Mr. Proctor, subject to the execution of a release of claims, certain accrued but unpaid amounts and the following severance benefits:
•
A cash severance payment equal to the excess of: (i) the product of  (a) three multiplied by (b) the executive’s “Final Compensation” (which is defined generally as the sum of the executive’s annual base salary and the greater of the executive’s target annual cash bonus opportunity and the annual cash bonus paid for the year preceding the year of termination) over (ii) the amount described in the immediately following bullet, payable in installments over 36 months.

•
A cash payment equal to 60% of the annual base salary that would have been payable to the executive during the 18-month restrictive covenant period (as described below), payable in installments over 18 months.

•
Continued participation in employee welfare benefit programs for 18 months after the date of termination on the same basis as other executives.

•
A prorated annual cash bonus for the year in which termination occurs, determined assuming performance goals are satisfied at the target level.

•
Full vesting of any equity or other long-term incentive awards, with any applicable performance goals deemed satisfied at the greater of target and actual performance and with any stock options exercisable for the full remaining term thereof.

The Proctor Employment Agreement also provide that the Company will maintain, during Mr. Proctor’s lifetime, life insurance policies in the aggregate face amount of  $1.5 million. The Proctor Employment Agreement contains certain restrictive covenants, including a perpetual nondisclosure covenant and covenants concerning noncompetition and nonsolicitation of clients, customers and employees, each of which apply for 18 months following Mr. Proctor’s termination of employment.
Under the Proctor Employment Agreement:
•
“cause” means: (i) any act or omission requiring the Company to terminate the executive in order to comply with certain provisions of the Federal Deposit Insurance Act; (ii) the commission of a felony or any other crime involving moral turpitude or the pleading of nolo contendere to any such act; (iii) the commission of any act or acts of dishonesty when such acts are intended to result or result, directly or indirectly, in gain or personal enrichment of the executive or any related person or affiliated company and are intended to cause harm or damage to the Company or its subsidiaries; (iv) the illegal use of controlled substances; (v) the misappropriation or embezzlement of assets of the Company or its subsidiaries; (vi) the breach by the executive of certain restrictive covenants and confidentiality obligations set forth in the Proctor Employment Agreement; or (vii) the breach by the executive of any other material term or provision of the Proctor Employment Agreement; and

•
“good reason” means: (i) there is a material change in the executive’s position or responsibilities (including reporting responsibilities) which, in the executive’s reasonable judgment, represents an adverse change from the executive’s status, title, position or responsibilities; (ii) the assignment to the executive of any duties or responsibilities which are materially inconsistent with the position or responsibilities of the executive; (iii) any removal of the executive from or failure to reappoint or reelect the executive to any of the positions the executive held; (iv) there is a material reduction in the executive’s rate of base salary or a change in the manner the incentive compensation of the executive is calculated and such change will result in a reduction of the incentive compensation of the executive; (v) requiring the executive to relocate his principal business office to any place outside a 15-mile radius from the executive’s current place of employment in Atlanta, Georgia; (vi) the failure of the Company to continue in effect certain welfare plans, life insurance policies and other compensation plans or materially and adversely affecting certain fringe benefits; or (vii) the material breach of any provision of the Proctor Employment Agreement which is not timely corrected by the Company within a specified cure period.

Lawton E. Bassett, III — Executive Vice President and Banking Group President
The Company entered into an executive employment agreement with Mr. Bassett effective as of December 15, 2014 (the “Bassett Employment Agreement”). The Bassett Employment Agreement was terminated and superseded by the Severance Agreement Mr. Bassett entered into with the Company and the Bank on May 9, 2019.
The Bassett Employment Agreement had an initial term of one year, which initial term was automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal was given by either the Company or Mr. Bassett. The Bassett Employment Agreement provided that Mr. Bassett would receive a minimum base salary of  $195,000. In addition, the Bassett Employment Agreement provided that Mr. Bassett was entitled to participate, as determined by the Compensation Committee, in all incentive plans of the Company (including short-term and long-term incentive plans and equity compensation plans) and in all employee benefit plans, practices, policies and programs provided by the Company applicable to its senior executives generally.

Jon S. Edwards — Executive Vice President and Chief Credit Officer
The Company entered into an executive employment agreement with Mr. Edwards effective as of December 15, 2014 (the “Edwards Employment Agreement”). The Edwards Employment Agreement was terminated and superseded by the Severance Agreement Mr. Edwards entered into with the Company and the Bank on May 9, 2019.
The Edwards Employment Agreement had an initial term of one year, which initial term was automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal was given by either the Company or Mr. Edwards. The Edwards Employment Agreement provided that Mr. Edwards would receive a minimum base salary of  $220,000. In addition, the Edwards Employment Agreement provided that Mr. Edwards was entitled to participate, as determined by the Compensation Committee, in all incentive plans of the Company (including short-term and long-term incentive plans and equity compensation plans) and in all employee benefit plans, practices, policies and programs provided by the Company applicable to its senior executives generally.
Dennis J. Zember Jr. — Former Chief Executive Officer and President
The Company entered into an executive employment agreement with Mr. Zember effective as of December 15, 2014 (the “Zember Employment Agreement”). The Zember Employment Agreement was terminated and superseded by the Severance Agreement Mr. Zember entered into with the Company and the Bank on May 9, 2019.
The Zember Employment Agreement had an initial term of two years, which initial term was automatically renewed for additional consecutive two-year terms unless timely notice of non-renewal was given by either the Company or Mr. Zember. The Zember Employment Agreement provided that Mr. Zember would receive a minimum base salary of  $285,000. In addition, the Zember Employment Agreement provided that Mr. Zember was entitled to participate, as determined by the Compensation Committee, in all incentive plans of the Company (including short-term and long-term incentive plans and equity compensation plans) and in all employee benefit plans, practices, policies and programs provided by the Company applicable to its senior executives generally.
Other Compensation Program Aspects
Stock Ownership Requirements
To further ensure that the long-term interests of the Company’s senior management are aligned with those of our shareholders, the named executive officers, as well as the Company’s non-employee directors, are required by the Company’s stock ownership guidelines to acquire and maintain a specified investment in the Company. Our current guidelines require our non-employee directors to own five times their annual cash retainer in Company stock. Directors have five years to attain this stock ownership level. This program was adopted in 2019 and replaces the prior ownership requirement of 10,000 shares of stock. We require our Chief Executive Officer to own stock with a market value (determined as of the end of the first quarter of each year) equivalent to six times the executive’s base salary and all other named executive officers to own stock with a market value (determined as of the end of the first quarter of each year) equivalent to three times the executive’s base salary. Newly hired or promoted executives are provided a five-year timeframe to meet this ownership requirement. During the annual review conducted in 2019, it was determined that all requirements of ownership were satisfied at that time consistent with the applicable periods to achieve the required ownership levels.
Insider Trading Policy; Hedging Restrictions
The Board has adopted an insider trading policy statement. The provisions of this policy expressly prohibit directors, officers and other employees of the Company and its subsidiaries from trading, either directly or indirectly, in securities of the Company after becoming aware of material nonpublic information related to the Company. To further ensure adherence with this policy, guidelines have been established for blackout periods and for appropriate disclosure of internal information to external parties. The insider trading policy provides guidance as to what constitutes material information and when information becomes public. The insider trading policy addresses transactions by family members and under

Company plans, as well as other transactions which may be prohibited, such as short-term trading, short sales, publicly trading in options, hedging transactions, margin purchases and post-termination transactions. The policy discusses the consequences of an insider trading violation, additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The policy requires all senior officers, including all named executive officers, to provide written certification of their understanding of, and intent to comply with, the policy.
The insider trading policy also expressly prohibits all officers, directors and employees of the Company and its subsidiaries from engaging in shorts sales of Company securities or engaging in any other type of transaction where they will earn a profit based on a decline in the Company’s stock price, or otherwise enter into any hedging or similar arrangement with respect to Company securities.
Equity Grant Policy and Practices
A grant of equity compensation to eligible persons generally is awarded on an annual basis. The Compensation Committee has adopted a schedule and process of reviewing the program provisions and grant levels in the first quarter of the year to coincide with the annual performance management compensation review process established by the Company for all officers and other employees. The Compensation Committee specifically approves all grants of equity compensation to named executive officers, other officers covered by Section 16(a) of the Exchange Act and other key employees, including the determination of the grant date for those awards.
Compensation Program Risk
We do not believe that our compensation programs encourage excessive or inappropriate risk-taking. The Compensation Committee annually reviews, with the assistance of the Company’s senior risk officers, compensation arrangements, agreements and benefit plans of the Company made available to the named executive officers and to all other employees of the Company to ensure that such arrangements, agreements and benefit plans do not encourage those employees to take unnecessary and excessive risks that could threaten the financial condition of the Company.
In connection with this review, the Compensation Committee reviews an inventory of its executive and non-executive compensation programs, with particular emphasis on incentive compensation plans or programs. The Compensation Committee evaluates, with the assistance of appropriate officers of the Company, the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. The Compensation Committee considers various risk-mitigating policies adopted by the Company in connection with this analysis, including the Company’s stock ownership requirements, incentive compensation and clawback policy. The Compensation Committee concluded, after such review, that the arrangements, agreements and benefit plans of the Company do not encourage those employees to take such risks. The Compensation Committee expects to continue monitoring and periodically evaluating these incentive compensation arrangements, agreements and benefit plans at least annually, as part of the Company’s oversight of risk management for the organization.
Tax Considerations
Section 162(m) of the IRC generally imposes a $1.0 million limit on the amount a public company may deduct for compensation paid to the Company’s “covered employees,” which include our named executive officers. Prior to 2018, this limit did not apply to compensation that qualified as “performance-based”, and the Compensation Committee historically designed certain performance awards in a manner intended to qualify for that exception. The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exception (other than compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that qualifies for transition relief). While the Compensation Committee continues to consider the deductibility of compensation, the primary goals of our executive compensation programs are to attract, incentivize and retain key employees and align pay with performance, and the Company retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” in this Proxy Statement with the Company’s management and, based on such review and discussions, has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee:
Leo J. Hill (Chair)
Rodney D. Bullard
Daniel B. Jeter
William H. Stern

Summary Compensation and Other Tables
Summary Compensation Table
The Summary Compensation Table below sets forth the total compensation awarded to, earned by or paid to our named executive officers for 2017, 2018 and 2019.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
H. Palmer Proctor, Jr. Chief Executive Officer(1)	2019	$425,000	$0	$0	$0	$716,077	$0	$13,304	$1,154,381
Nicole S. Stokes Executive Vice President and Chief Financial Officer	2019	$411,205	$0	$300,019	$0	$283,458	$8,507	$110,479	$1,113,668
	2018	$300,000	$0	$164,979	$0	$218,147	$7,717	$10,262	$701,105
	2017	$200,000	$0	$33,748	$0	$100,800	$6,987	$9,498	$351,033
Andrew B. Cheney Former Interim Principal Executive Officer(2)	2019	$0	$0	$0	$0	$0	$0	$542,021	$542,021
	2018	$0	$0	$0	$0	$0	$0	$390,715	$390,715
	2017	$400,000	$0	$249,995	$0	$226,344	$0	$45,738	$922,077
Dennis J. Zember Jr. Former President and Chief Executive Officer(3)	2019	$428,780	$0	$999,983	$0	$0	$0	$26,156	$1,454,919
	2018	$500,000	$0	$499,955	$0	$477,425	$50,679	$38,340	$1,566,398
	2017	$375,000	$0	$299,975	$0	$212,197	$45,889	$23,915	$956,976
Lawton E. Bassett, III Executive Vice President and Banking Group President	2019	$472,066	$0	$349,982	$0	$322,111	$22,264	$51,715	$1,218,138
	2018	$400,000	$0	$299,962	$0	$293,800	$20,195	$17,126	$1,031,083
	2017	$335,000	$0	$199,968	$0	$189,563	$18,286	$13,853	$756,670
Jon S. Edwards Executive Vice President and Chief Credit Officer	2019	$364,343	$0	$300,019	$0	$241,583	$67,314	$110,704	$1,083,964
	2018	$320,000	$0	$199,993	$0	$211,536	$61,061	$22,001	$814,591
	2017	$290,000	$0	$149,988	$0	$145,866	$55,289	$22,099	$663,242
William D. McKendry Executive Vice President and Chief Risk Officer	2019	$362,676	$0	$300,019	$0	$241,583	$0	$140,792	$1,045,070
(1)
Mr. Proctor was appointed Chief Executive Officer effective July 1, 2019 in connection with the Company’s acquisition of Fidelity.

(2)
Mr. Cheney served as the Company’s interim principal executive officer following Mr. Zember’s resignation on June 27, 2019 until Mr. Proctor was appointed Chief Executive Officer effective July 1, 2019.

(3)
Mr. Zember resigned as President and Chief Executive Officer effective June 27, 2019, at which time he forfeited all unvested equity awards and received only certain accrued but unpaid amounts otherwise payable under his then-existing employment arrangements.

(4)
Represents the aggregate grant date fair values of the awards. Grants were made in the form of restricted stock, with 50% of the awards vesting after a three-year period and 50% of the awards vesting at the end of a three-year period provided that established performance goals are achieved. See the Grants of Plan-Based Awards in this Proxy Statement for more detail on vesting.

(5)
Details on the amounts reported for All Other Compensation in 2019 are set forth in the following supplementary table:

Details on All Other Compensation Reported in the Summary Compensation Table for 2019
Named Executive Officer	Auto Provision(a)		Country Club Membership and Dues		Moving Expenses(b)		Dividends		Employer 401(k) Match		Life Insurance		Consulting Fees
H. Palmer Proctor, Jr.		$3,699		$9,501	$	−	$	−	$	−		$104	$	−
Nicole S. Stokes.	$	−	$	−		$97,350		$4,430		$8,159		$540	$	−
Andrew B. Cheney		$7,179		$8,186	$	−		$1,656	$	−	$	−		$525,000(c)
Dennis J. Zember Jr.	$	−		$10,783	$	−		$6,524		$8,400		$449	$	−
Lawton E. Bassett, III		$1,349		$33,430	$	−		$7,708		$8,400		$828	$	−
Jon S. Edwards		$1,319		$4,927		$88,270		$6,240		$8,400		$1,548	$	−
William D. McKendry	$	−		$8,017		$117,760		$6,043		$8,144		$828	$	−
(a)
Amounts reported in the table reflect the personal-use levels of this perquisite.

(b)
Amounts incurred for moving at the request of the Company upon the relocation of its corporate headquarters to Atlanta, Georgia.

(c)
Represents fees paid to Mr. Cheney pursuant to a consulting agreement with the Company.

Grants of Plan-Based Awards
The Grants of Plan-Based Awards Table below sets forth the total number of equity awards granted in 2019 and the grant date fair values of those awards. The Grants of Plan-Based Awards Table should be read in conjunction with the Summary Compensation Table.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Plan/Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. Palmer Proctor, Jr.	07/01/2019	361,250	722,500	1,228,250	—	—	—	—	—	—	—
Nicole S. Stokes	02/19/2019	143,000	286,000	486,200	—	—	—	—	—	—	—
Nicole S. Stokes	02/19/2019	—	—	—	923	3,693	7,386	3,693	—	—	300,019
Dennis J. Zember Jr.	02/19/2019	361,250	722,500	1,228,250	—	—	—	—	—	—	—
Dennis J. Zember Jr.	02/19/2019	—	—	—	3,077	12,309	24,618	12,309	—	—	999,983
Lawton E. Bassett, III	02/19/2019	162,500	325,000	552,500	—	—	—	—	—	—	—
Lawton E. Bassett, III	02/19/2019	—	—	—	1,077	4,308	8,616	4,308	—	—	349,982
Jon S. Edwards	02/19/2019	121,875	243,750	414,375	—	—	—	—	—	—	—
Jon S. Edwards	02/19/2019	—	—	—	923	3,693	7,386	3,693	—	—	300,019
William D. McKendry	02/19/2019	121,875	243,750	414,375	—	—	—	—	—	—	—
William D. McKendry	02/19/2019	—	—	—	923	3,693	7,386	3,693	—	—	300,019
(1)
The amounts shown under the Target column reflect the possible payment if performance measures are achieved at target level under the short-term incentive plan as approved by the Board on February 19, 2019. The amounts shown under the Threshold column reflect the possible minimum payment level under the short-term incentive plan, which is 50% of Target. The amounts shown under the Maximum column reflect the maximum possible payment under the short-term incentive plan, which is 170% of Target.

(2)
Amounts represent the estimated Threshold, Target and Maximum payouts as of the grant date for the NEOs’ 2019 awards of performance-based restricted stock. The grant date fair value of the restricted stock awards approved by the Board for all named executive officers, except Mr. Proctor, and granted on February 19, 2019 was $40.62 per share. The actual value realized by the NEO for the 2019 restricted stock and performance-based restricted stock awards will not be determined until the time of vesting.

(3)
Amounts granted pursuant to the 2014 Plan as described in the “Compensation Discussion and Analysis” in this Proxy Statement. Assumptions used to calculate fair market value are provided in Note 17 to the Company’s consolidated financial statement included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended.

Outstanding Equity Awards at Fiscal Year-End
The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by the named executive officers at December 31, 2019. The value of stock awards is based on $42.54, the reported closing price of one share of Common Stock on December 31, 2019.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested	Date Equity Fully Vests
H. Palmer Proctor, Jr.						—	—			—
Nicole S. Stokes						709	$30,161			02/14/2020(1)
						3,058	$130,087			02/19/2021(2)
						7,386	$314,200			02/19/2022(3)
Andrew B. Cheney						2,626	$111,710			02/14/2020(4)
Dennis J. Zember Jr.						—	—			—
Lawton E. Bassett, III						4,201	$178,711			02/14/2020(4)
						5,560	$236,522			02/19/2021(2)
						8,616	$366,525			02/19/2022(3)
Jon S. Edwards						3,151	$134,044			02/14/2020(4)
						3,707	$157,696			02/19/2021(2)
						7,386	$314,200			02/19/2022(3)
William D. McKendry						3,707	$157,696			02/19/2021(2)
						3,978	$169,224			09/19/2021(5)
						7,386	$314,200			02/19/2022(3)
(1)
Restricted stock fully vests after three years.

(2)
Restricted shares vest 50% on February 19, 2021 based on the achievement of an established performance goal for fiscal 2018 through 2020. Performance goals are set by the Board and consist of both quantitative and qualitative criteria customized to the employee. The remaining 50% fully vests after three years.

(3)
Restricted shares vest 50% on February 19, 2022 based on the achievement of an established performance goal for fiscal 2019 through 2021. Performance goals are set by the Board and consist of both quantitative and qualitative criteria customized to the employee. The remaining 50% fully vests after three years.

(4)
Restricted shares vest 50% on February 20, 2020 based on the achievement of an established performance goal for fiscal 2017 through 2019. Performance goals are set by the Board and consist of both quantitative and qualitative criteria customized to the employee. The remaining 50% fully vests after three years.

(5)
Restricted stock fully vests after four years.

Option Exercises and Stock Vested
The Option Exercises and Stock Vested Table below reflects stock options actually exercised by each of our named executive officers during 2019 and restricted stock vesting during fiscal year 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
H. Palmer Proctor, Jr.	—	—	—	—
Nicole S. Stokes	—	—	1,500	$59,535(1)
Andrew B. Cheney	—	—	9,484	$385,240(2)
Dennis J. Zember Jr.	—	—	14,227	$573,490(3)
Lawton E. Bassett, III	5,139	$144,303(4)	4,500	$181,395(5)
Jon S. Edwards	—	—	8,535	$344,046(6)
William D. McKendry	—	—	—	—
(1)
Reflects the value of shares at the closing price of  $39.69 for one share of Common Stock on February 15, 2019.

(2)
Reflects the value of shares at the closing price of  $40.62 for one share of Common Stock on February 19, 2019.

(3)
Reflects the value of 4,743 shares at the closing price of  $39.69 for one share of Common Stock on February 15, 2019 and the value of 9,484 shares at the closing price of  $40.62 for one share of Common Stock on February 19, 2019.

(4)
Reflects the difference, for 5,139 shares acquired on exercise, between the fair market value of  $35.54 for one share of Common Stock at the time of exercise on January 14, 2019 and the option awards’ exercise price of $7.46 for one share of Common Stock.

(5)
Reflects the value of 1,500 shares at the closing price of  $39.69 for one share of Common Stock on February 15, 2019 and the value of 3,000 shares at the closing price of  $40.62 for one share of Common Stock on February 19, 2019.

(6)
Reflects the value of 2,845 shares at the closing price of  $39.69 for one share of Common Stock on February 15, 2019 and the value of 5,690 shares at the closing price of  $40.62 for one share of Common Stock on February 19, 2019.

Pension Benefits
The Pension Benefits table below provides information regarding the Retirement Agreements in effect during 2019.
Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
H. Palmer Proctor, Jr.	—	—	—	—
Nicole S. Stokes	SERP Agreement 11-7-2012	7	$45,585	—
Andrew B. Cheney	—	—	—	—
Dennis J. Zember Jr.	SERP Agreement 11-7-2012	6	—	—
Lawton E. Bassett, III.	SERP Agreement 11-7-2012	7	$119,303	—
Jon S. Edwards	SERP Agreement 11-7-2012	7	$360,712	—
William D. McKendry	—	—		—
(1)
The number of years credited service began on the respective date of the Retirement Agreement.

(2)
Present value amounts represent the current liability included in the Company’s accounting records for each of the named executive officers under his or her respective Retirement Agreement.

Nonqualified Deferred Compensation
Prior to January 2020, the Company did not maintain for the named executive officers a defined contribution or other plan providing for the deferral of compensation on a nonqualified basis.

Commencing with 2020, named executive officers, as well as certain other officers whom the Board or its designee has specified as eligible for participation, may elect to defer amounts of compensation in addition to that which may be deferred under the Company’s 401(k) plan. Any amounts deferred by a participant would be deducted each pay period in which the participant has compensation during the period of participation. Upon written notice by December 31 of each year, a participant may increase, decrease or discontinue the deferral election for the following year. A participant’s interest in the account is 100% vested and non-forfeitable. No named executive officer has elected to participate in the plan for 2020.
Potential Payments Upon Termination or Change in Control
The following discussion presents the potential payments for each named executive officer upon a termination of employment or change in control. Pursuant to applicable SEC rules, the analysis contained in this discussion does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of named executive officers of the Company and that are available generally to all salaried employees. The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Among other factors that could affect these amounts are the timing during the year of any such event and our stock price.
In accordance with applicable SEC rules, the following discussion assumes that: (i) the termination event in question occurred on December 31, 2019; and (ii) with respect to calculations based on our stock price, the applicable price is $42.54, which is the reported closing price of one share of Common Stock on December 31, 2019.
The Proctor Employment Agreement, and the Severance Agreements between the Company and all of the named executive officers (except for Mr. Proctor), require the Company to make certain severance payments and provide severance benefits to the applicable executive upon the termination of the executive’s employment with the Company by the executive for “good reason” or by the Company without “cause.” There are no severance payments otherwise required under the Proctor Employment Agreement or the Severance Agreements, including in connection with voluntary termination/early retirement or involuntary termination for cause. However, the Retirement Agreements provide for potential payments to certain of the named executive officers upon a termination of their employment. These payments are discussed under “Retirement Benefits” in this Proxy Statement.
The Proctor Employment Agreement provides that, in the event of termination of Mr. Proctor’s employment by the Company without cause or by Mr. Proctor for good reason, the Company will pay to Mr. Proctor, subject to the execution of a release of claims, certain accrued but unpaid amounts and the following severance benefits:
•
A cash severance payment equal to the excess of: (i) the product of: (a) three multiplied by (b) the executive’s “Final Compensation” (which is defined generally as the sum of the executive’s annual base salary and the greater of the executive’s target annual cash bonus opportunity and the annual cash bonus paid for the year preceding the year of termination) over (ii) the amount described in the immediately following bullet, payable in installments over 36 months.

•
A cash payment equal to 60% of the annual base salary that would have been payable to the executive during the 18-month restrictive covenant period, payable in installments over 18 months.

•
Continued participation in employee welfare benefit programs for 18 months after the date of termination on the same basis as other executives (the “Welfare Benefits”).

•
A pro-rated annual cash bonus for the year in which termination occurs, determined assuming performance goals are satisfied at the target level (the “Pro-rated Bonus”).

•
Full vesting of any equity or other long-term incentive awards, with any applicable performance goals deemed satisfied at the greater of target and actual performance and with any stock options exercisable for the full remaining term thereof  (the “LTI Benefits”).

In the event of termination of Mr. Proctor’s employment on account of his death or disability, Mr. Proctor (or his estate) will be entitled to receive, in addition to certain accrued but unpaid amounts, the Welfare Benefits, the Pro-rated Bonus and the LTI Benefits. The meanings of  “cause” and “good reason” under Mr. Proctor’s Employment Agreement are set forth under “Employment Agreements — H. Palmer Proctor, Jr. — Chief Executive Officer” in this Proxy Statement.
Each Severance Agreement provides that, in the event of termination of the executive’s employment by the Company without cause or by the executive for good reason, the Company will pay to the executive, subject to the execution of a release of claims, certain accrued but unpaid amounts and the following severance benefits: (i) equal semi-monthly installments for two years in accordance with the Company’s normal payroll practices, totaling two times the sum of  (a) the executive’s base salary and (b) the executive’s target cash bonus opportunity for the year in which the termination of employment occurred; (ii) a pro-rata portion of the cash bonus, if any, that the executive would have earned for the year during which the termination of employment occurred, based on the achievement of applicable performance goals; and (iii) reimbursement for any monthly COBRA premium paid for a period of as many as eighteen months. If a termination without cause or for good reason occurs at the time of, or within one year after, a “change of control” of the Company (as defined in the Severance Agreement), then the amounts described in clause (i) will be paid in a lump sum instead of installments. In the event of termination of the executive’s employment on account of the executive’s death or disability, the executive (or his or her estate) will be entitled to receive, in addition to certain accrued but unpaid amounts, a pro-rata portion of the cash bonus, if any, that the executive would have otherwise earned for the year during which the termination of employment occurred, based on the achievement of applicable performance goals.
Under the 2014 Plan, equity awards automatically become fully vested and, in the case of options, fully exercisable upon death, disability or the occurrence of a “change of control” (as defined in the 2014 Plan).
The foregoing payments and benefits may be subject to reduction under the named executive officers’ respective agreements in connection with certain tax matters. Those agreements provide that if: (i) the severance payable to the executive would be subject to the excise tax imposed under Section 4999 of the IRC; and (ii) the after-tax amount retained by the executive after taking into account the excise tax would have a lesser aggregate value than the after-tax amount retained by the executive if the total payments were reduced to avoid the imposition of such tax, then such benefit payments shall be reduced to be the largest amounts that will result in no portion of the benefit payments being subject to the tax imposed by Section 4999. For purposes of Section 409A of the IRC, all of the named executive officers’ respective agreements are structured to be in compliance with payment timing and other relevant requirements.
The estimated severance benefits payable to each of the named executive officers, based upon a hypothetical termination of each named executive officer on December 31, 2019, are presented in the following table. The following table also sets forth the benefits payable to each of the named executive officers following a change of control of the Company (without regard to whether the named executive officer’s employment is terminated in connection with such change of control). The amounts include cash, equity, welfare benefits and retirement benefits.

Compensation and Benefits Payable Upon Termination	Qualifying Termination Within 12 Months Following Change in Control		Change of Control (excluding other applicable benefits for termination)(1)		Voluntary With Good Reason or Involuntary Without Cause		Voluntary or Involuntary For Cause		Death		Disability
H. Palmer Procter, Jr.
Base Salary		$1,785,000		$0		$1,785,000		$0		$0		$0
Cash Bonus		$2,167,500		$0		$2,167,500		$0		$0		$0
Pro-Rata Bonus		$716,077		$0		$716,077		$0		$716,077		$716,077
Non-Compete Payment		$765,000		$0		$765,000		$765,000		$0		$0
SERP		$0		$0		$0		$0		$0		$0
Intrinsic Value of Unvested Restricted Stock(2)		$0		$0		$0		$0		$0		$0
Health and Welfare Benefits(3)		$26,433		$0		$26,433		$0		$26,433		$26,433
Total Benefit		$5,460,010		$0		$5,460,010		$765,000		$742,510		$742,510
Nicole S. Stokes
Base Salary		$880,000		$0		$880,000		$0		$0		$0
Cash Bonus		$572,000		$0		$572,000		$0		$0		$0
Pro-Rata Bonus		$283,458		$0		$283,458		$0		$283,458		$283,458
SERP		$45,585		$0		$45,585		$0		$500,000		$45,585
Intrinsic Value of Unvested Restricted Stock(2)		$0		$474,448		$0		$0		$474,448		$474,448
Health and Welfare Benefits(3)		$28,431		$0		$28,431		$0		$0		$0
Total Benefit		$1,809,474		$474,448		$1,809,474		$0		$1,257,906		$803,491
Andrew B. Cheney
Base Salary		$0		$0		$0		$0		$0		$0
Cash Bonus		$0		$0		$0		$0		$0		$0
Pro-Rata Bonus		$0		$0		$0		$0		$0		$0
SERP		$0		$0		$0		$0		$0		$0
Intrinsic Value of Unvested Restricted Stock(2)		$0		$110,710		$0		$0		$110,710		$110,710
Health and Welfare Benefits(3)		$0		$0		$0		$0		$0		$0
Total Benefit		$0		$110,710		$0		$0		$110,710		$110,710
Dennis J. Zember Jr.
Base Salary	$		$		$		$		$		$
Cash Bonus	$		$		$		$		$		$
Pro-Rata Bonus	$		$		$		$		$		$
SERP	$		$		$		$		$		$
Intrinsic Value of Unvested Restricted Stock(2)	$		$		$		$		$		$
Health and Welfare Benefits(3)	$		$		$		$		$		$
Total Benefit	$		$		$		$		$		$
Lawton E. Bassett, III
Base Salary		$1,000,000		$0		$1,000,000		$0		$0		$0
Cash Bonus		$650,000		$0		$650,000		$0		$0		$0
Pro-Rata Bonus		$322,111		$0		$322,111		$0		$322,111		$322,111
SERP		$119,303		$0		$119,303		$0		$750,000		$119,303
Intrinsic Value of Unvested Restricted Stock(2)		$0		$781,758		$0		$0		$781,758		$781,758
Health and Welfare Benefits(3)		$13,242		$0		$13,242		$0		$0		$0
Total Benefit		$2,104,656		$781,758		$2,104,656		$0		$1,853,869		$1,223,172

Compensation and Benefits Payable Upon Termination	Qualifying Termination Within 12 Months Following Change in Control	Change of Control (excluding other applicable benefits for termination)(1)	Voluntary With Good Reason or Involuntary Without Cause	Voluntary or Involuntary For Cause	Death	Disability
Jon S. Edwards
Base Salary	$750,000	$0	$750,000	$0	$0	$0
Cash Bonus	$487,500	$0	$487,500	$0	$0	$0
Pro-Rata Bonus	$241,583	$0	$241,583	$0	$241,583	$241,583
SERP	$360,712	$0	$360,712	$0	$1,000,000	$360,712
Intrinsic Value of Unvested Restricted Stock(2)	$0	$605,940	$0	$0	$605,940	$605,940
Health and Welfare Benefits(3)	$27,645	$0	$27,645	$0	$0	$0
Total Benefit	$1,867,440	$605,940	$1,867,440	$0	$1,847,523	$1,208,235
William D. McKendry
Base Salary	$750,000	$0	$750,000	$0	$0	$0
Cash Bonus	$487,500	$0	$487,500	$0	$0	$0
Pro-Rata Bonus	$241,583	$0	$241,583	$0	$241,583	$241,583
SERP	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock(2)	$0	$641,120	$0	$0	$641,120	$641,120
Health and Welfare Benefits(3)	$30,577	$0	$30,577	$0	$0	$0
Total Benefit	$1,509,660	$641,120	$1,509,660	$0	$882,703	$882,703
(1)
With respect to Retirement Agreement benefits and awards granted under the 2014 Plan, a termination of employment is not also required to receive the applicable benefit in the event of a change of control.

(2)
The intrinsic value of equity is based on a share price of  $42.54, the closing price of the Common Stock as of December 31, 2019. The amounts presented for each named executive officer equal the total number of unvested awards that accelerate times the value of each award. Stock option value is $42.54 minus the specified exercise price of the option.

(3)
The value of health and welfare benefits is estimated based upon current premiums payable with respect to insurance coverage for each named executive officer as of December 31, 2019.

CEO Pay Ratio
Consistent with the rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees to that of Mr. Proctor, our Chief Executive Officer.
The median 2019 annual total compensation of all employees of the Company other than Mr. Proctor, our Chief Executive Officer, was $58,776, and the 2019 annualized total compensation of our Chief Executive Officer was $1,592,685. Based on this information, for 2019, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all employees was 27:1.
We identified our median employee based on the 2019 total gross earnings for all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2019. We included full-time and part-time employees and annualized earnings for those employees who joined us throughout the year. We excluded contractors as they are used sparingly (representing approximately one percent of salary expense, with the bulk of that related to the Fidelity acquisition). We believe the use of total gross earnings is a consistently applied compensation measure in that it captures all of the components of earnings for all our employees. After identifying the median employee based on total gross earnings, we calculated the annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table included in this Proxy Statement.

The Company had three individuals who served in the role of Chief Executive Officer or principal executive officer during 2019. We elected to use the compensation of Mr. Proctor, the active Chief Executive Officer as of December 31, 2019, for the purposes of determining the Chief Executive Officer Pay Ratio. Mr. Proctor, who previously had been the President of Fidelity and Chief Executive Officer of Fidelity Bank, was elected Chief Executive Officer of the Company and the Bank effective July 1, 2019, replacing Mr. Cheney as principal executive officer. Mr. Zember resigned as President and Chief Executive Officer effective June 27, 2019, and Mr. Cheney served as the Company’s interim principal executive officer following Mr. Zember’s resignation until Mr. Proctor’s appointment. Since Mr. Proctor has been in place as Chief Executive Officer since the Company’s acquisition of Fidelity on July 1, 2019, we elected to annualize his base salary (and other compensation) and use only his compensation for purposes of this exercise.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Board has established a separately designated standing Audit Committee and adopted an Audit Committee Charter. The Audit Committee is comprised solely of independent directors, as defined by the listing standards of Nasdaq. The Board has determined that Mr. Lynch is an audit committee financial expert, as defined by the rules of the SEC. The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions.
As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and the reporting process, and Crowe LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.
The Audit Committee has met concerning, and has held discussions and reviewed with management, the Company’s internal auditors and Crowe LLP, the consolidated financial statements for the fiscal year ended December 31, 2019. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed with Crowe LLP the matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.
In addition, the Audit Committee received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence from the Company.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, for filing with the SEC.
Submitted by the Audit Committee:
Robert P. Lynch (Chair)
William I. Bowen, Jr.
Daniel B. Jeter
Gloria A. O’Neal

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company has appointed Crowe LLP as its independent registered public accounting firm for the current fiscal year, which ends December 31, 2020. Our shareholders are being asked to ratify such appointment at the Annual Meeting. In view of the difficulty and expense involved in changing our independent registered public accounting firm on short notice, should the shareholders not ratify the selection of Crowe LLP, it is contemplated that the appointment of Crowe LLP for the year ending December 31, 2020 will stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select another independent registered public accounting firm for the following year.
Representatives of Crowe LLP (our independent registered public accounting firm for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.
Fees and Services
The following is a summary of the fees billed to the Company by Crowe LLP for professional services rendered for the fiscal years ended December 31, 2019 and December 31, 2018:
Fee Category	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit Fees(1)	$2,267,000	$1,032,000
Audit-related Fees(2)	185,000	147,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$2,452,000	$1,179,000
(1)
Consists of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, attestation services related to management’s assertions related to internal controls and services that are normally provided by such accountants in connection with statutory and regulatory filings or engagements.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include the issuance of comfort letters and consultations concerning financial accounting and reporting standards.

(3)
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and assistance with tax notices.

(4)
Consists of fees for products and services other than the services reported above. There were no fees paid to such accountants in fiscal 2019 or 2018 that are not included in the above classifications.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
All services provided by Crowe LLP are subject to pre-approval by the Audit Committee. The Audit Committee may authorize any member of the Audit Committee to approve services by Crowe LLP in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review the decisions made by such authorized member of the Audit Committee at its next scheduled meeting. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on Crowe LLP’s independence.

The Board recommends that you vote “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020. Proxies will be voted “FOR” ratifying this appointment unless otherwise specified.

PROPOSAL 3 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
With this Proposal 3, our shareholders are being asked to provide advisory approval of the 2019 compensation of the Company’s named executive officers, as it has been described under “Executive Compensation” in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives each shareholder the opportunity to endorse or not endorse the Company’s executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory and not binding on the Company, it will provide the Company with information regarding investor sentiment about its executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2020 and beyond.
In response to the voting results for the frequency of the “say-on-pay” vote at the Company’s 2018 annual meeting of shareholders, shareholders are being given the opportunity to provide a “say-on-pay” advisory vote on an annual basis. In 2019, over 38 million shares of Common Stock were voted on the shareholder “say on pay” resolution, with approximately 65% of all such votes cast in favor of the executive officer compensation program described in the Company’s 2019 proxy statement.
The Company believes that its executive compensation policies and procedures are competitive, focused on pay-for-performance principles, strongly aligned with the long-term interests of our shareholders and designed to attract and retain the talent needed to drive shareholder value and help the Company meet or exceed its financial and performance targets. The Company also believes that the compensation of its named executive officers for 2019 reflected the Company’s financial results for 2019. The Company employs an executive compensation program for its senior executives that emphasizes long-term compensation, with a significant portion weighted toward equity awards. This approach strongly aligns senior executive compensation with the interest of our shareholders. Accordingly, shareholders are being asked to vote on the following resolution to be presented at the Annual Meeting:
“RESOLVED, that the holders of the Common Stock hereby approve the compensation of the named executive officers as described in this Proxy Statement under “Executive Compensation,” including the “Compensation Discussion and Analysis,” the compensation tables and related material.”
The vote by the shareholders will be a non-binding, advisory vote, meaning that the voting results will not be binding on the Company, the Compensation Committee or the Board or overrule or affect any previous action or decision by the Compensation Committee or the Board or any compensation previously paid or awarded. However, the Compensation Committee and the Board will take the voting results into account when determining executive compensation matters in the future.

The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers as set forth in this Proxy Statement under “Executive Compensation,” including the “Compensation Discussion and Analysis,” the compensation tables and related material. Proxies will be voted “FOR” the approval of the compensation of our named executive officers unless otherwise specified.

PROPOSAL 4 — AMENDMENT OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board has adopted a resolution approving, and recommending to our shareholders for their approval and adoption, an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock provided for thereunder from the 100 million shares currently authorized to 200 million shares.
Reasons for the Proposed Increase in Authorized Shares of Common Stock
The Board believes that increasing the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders. The Board further believes it is advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as acquisitions of other companies, implementation of employee benefit plans and public or private offerings of shares for cash, the proceeds of which might be used by the Company to fund possible future acquisitions of other financial services businesses or additional contributions to the capital of the Bank to support its continued growth. The Company has no present plans, however, with respect to the additional authorized shares of Common Stock.
As of April 2, 2020, the Company had outstanding 69,441,274 shares of Common Stock. The Company has also reserved for issuance 931,477 shares of Common Stock under the Company’s stock option and incentive compensation plans, including shares that may be issued upon the exercise of awards that are currently outstanding. Therefore, assuming that the Company issued all of the shares it has currently reserved for issuance, the Company would have outstanding approximately 70,372,751 shares of Common Stock, which would leave only 29,627,249 shares of Common Stock available for issuance in the future. While the Company has no specific plans with respect to the issuance of such remaining shares, the Board determined that it would be in the Company’s and the shareholders’ best interests to ask the shareholders to approve the increase in the number of authorized shares of Common Stock at the Annual Meeting so as to avoid the potential delay and expense of holding a special meeting of the shareholders at a later date, if the need should arise.
While the Company may consider effecting an equity offering of Common Stock or otherwise issuing such stock in the proximate future for purposes of raising additional capital, acquiring related businesses or assets or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated.
Although the increase in the authorized number of shares of Common Stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate the Common Stock or to obtain control of the Company by any means, nor is it part of any plan by the Board to implement any anti-takeover measures. However, the authorized but unissued shares could (within the limits imposed by applicable law and Nasdaq rules) be issued in one or more transactions that could make a change of control of the Company more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in connection with a potential takeover, including by preventing or delaying a proposed business combination that is opposed by the Board, although perceived to be desirable by some shareholders.
Our shareholders do not have preemptive rights. Therefore, if the Board determines to issue additional shares of Common Stock, the Board would have the discretion to determine to whom additional shares would be offered, and the shareholders would not receive rights of first offer to purchase these shares. Except for a stock split or stock dividend, issuances of shares of Common Stock will dilute the voting power and ownership of existing shareholders, and, depending on the price at which the shares are issued, an issuance of Common Stock may reduce the per share book value of the Common Stock. If this Proposal 4 is approved, then the Board will determine whether, when and on what terms to issue the additional shares of Common Stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.
Proposed Amendment to Our Articles of Incorporation
This Proposal 4 proposes to amend and restate the first paragraph of Article V of the Company’s Articles of Incorporation to read as follows:
“The maximum number of shares of capital stock that this corporation shall be authorized to issue shall be 205,000,000 shares which are to be divided into two classes as follows:
200,000,000 shares of Common Stock, par value $1.00 per share, and 5,000,000 shares of
Preferred Stock.”
If this Proposal 4 is approved by our shareholders, then the Company will file with the Secretary of State of the State of Georgia Articles of Amendment to the Company’s Articles of Incorporation that provide for the amendment and restatement described above. The increase in the number of authorized shares of Common Stock will become effective upon the filing of such Articles of Amendment, which the Company expects to do as soon as practicable after the Annual Meeting.
If Proposal 5 or Proposal 6 is also approved by our shareholders, then the Articles of Amendment we file that provide for the amendment to the Company’s Articles of Incorporation contemplated by this Proposal 4 will also include the amendments to the Company’s Articles of Incorporation contemplated by Proposal 5 or Proposal 6, respectively.

The Board recommends that you vote “FOR” the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 200 million shares. Proxies will be voted “FOR” the approval of this amendment unless otherwise specified.

PROPOSAL 5 — AMENDMENT OF OUR ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENT
The Board has adopted a resolution approving, and recommending to our shareholders for their approval and adoption, an amendment to the Company’s Articles of Incorporation to delete in its entirety Article XIII thereof  (“Article XIII”). As discussed below, Article XIII requires a supermajority vote of the holders of the Common Stock outstanding in order to amend certain provisions of the Company’s Articles of Incorporation and Bylaws.
Description of the Supermajority Vote Requirement
Article XIII requires the affirmative vote of the holders of at least 75% of the shares of Common Stock outstanding in order to amend or repeal: (i) Article XII of the Company’s Articles of Incorporation (“Article XII”); (ii) Article III, Section 2 of the Company’s Bylaws (the “Bylaw Provision”); or (iii) Article XIII. The provisions of Article XII and the Bylaw Provision (the “Specified Provisions”) provide, among other things, that:
•
The Board shall be divided into three classes as nearly equal in number as possible, with one class of directors to be elected at each annual meeting of shareholders to serve a three-year term. (Bylaw Provision.)

•
Advance notice of shareholder nominations to the Board must be given to the Company, with the notice containing the information, and being delivered by the deadline, specified in the Company’s Bylaws. (Bylaw Provision.)

•
The number of directors may be increased or decreased by the Board. (Bylaw Provision.)

•
Any vacancies on the Board and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a majority of the directors then in office or by a sole remaining director. (Article XII.)

•
Each director, including a director elected to fill a vacancy, shall hold office until the next election of the class of directors to which such director belongs. (Article XII.)

•
Directors only may be removed for cause and only by the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding. (Article XII.)

•
A majority of the total directors shall constitute a quorum for the transaction of business. (Article XII.)

In addition to recommending the elimination of the supermajority vote requirement, the Board also is recommending the declassification of the Board and the amendment of the Bylaw Provision reflected in the fifth bullet point above in connection therewith. See “Proposal 6 — Amendment of Our Articles of Incorporation and Bylaws to Declassify Our Board of Directors” in this Proxy Statement.
Article XIII also requires the affirmative vote of the holders of at least 75% of the shares of Common Stock outstanding to adopt any provision of the Company’s Articles of Incorporation or Bylaws which is inconsistent with any of the Specified Provisions.
Reasons for the Proposed Elimination of Supermajority Vote Requirement
If the supermajority vote requirement of Article XIII is eliminated, then shareholders may amend the Specified Provisions with a majority vote instead of a 75% supermajority vote. Specifically, shareholders may amend:
•
Article XII by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding.

•
The Bylaw Provision by the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy; provided, however, that any bylaws adopted by the Board may be amended or repealed, or new bylaws adopted, by the shareholders only by majority vote of all of the shares having voting power.
In addition, if the supermajority vote requirement of Article XIII is eliminated, then the Board also may amend the Bylaw Provision by a majority vote of all directors.
The Corporate Governance and Nominating Committee and the Board carefully considered the arguments for and against maintaining the supermajority vote requirement in the Company’s Articles of Incorporation. Proponents of the elimination of supermajority vote provisions posit that these requirements impede accountability to shareholders and contribute to Board and management entrenchment. They argue that a minority of shareholders can block an initiative supported by a majority of the shareholders and that a simple majority vote requirement should be sufficient for any corporate action requiring shareholder approval. On the other hand, opponents of the elimination of supermajority vote provisions posit that, under certain circumstances, supermajority vote provisions can provide benefits to a company, including that they make it more difficult for one or a few large shareholders to take control of the Board.
After carefully reviewing these considerations, the Corporate Governance and Nominating Committee determined, and the Board agreed, that it is in the best interests of the Company and its shareholders to eliminate the supermajority vote requirement of Article XIII. The Board concluded that the elimination of the supermajority vote requirement and the declassification of the Board, which the Board is also recommending as described under “Proposal 6 — Amendment of Our Articles of Incorporation and Bylaws to Declassify Our Board of Directors” in this Proxy Statement, will both enhance our corporate governance practices and be an effective way to maintain and enhance our accountability to our shareholders. Accordingly, the Board, upon recommendation of the Corporate Governance and Nominating Committee, has unanimously determined that it is in the best interests of the Company and its shareholders to amend the Company’s Articles of Incorporation to delete Article XIII in its entirety.
Proposed Amendment to Our Articles of Incorporation
Article XIII, which this Proposal 5 proposes to delete in its entirety, is as follows:
“XIII
Notwithstanding any provisions of these Articles of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation, voting as a single class, shall be required to alter, amend or repeal the provisions of Article XII hereof, this Article XIII or Article III, Section 2 of the Bylaws of the Corporation or to adopt any provision of these Articles of Incorporation or the Bylaws of the Corporation which is inconsistent with the provisions of Article XII hereof, this Article XIII or Article III, Section 2 of the Bylaws of the Corporation.”
If this Proposal 5 is approved by our shareholders, then the Company will file with the Secretary of State of the State of Georgia Articles of Amendment to the Company’s Articles of Incorporation that provide for the deletion of Article XIII in its entirety. The deletion of Article XIII from the Company’s Articles of Incorporation will become effective upon the filing of such Articles of Amendment, which the Company expects to do as soon as practicable after the Annual Meeting.
If Proposal 4 or Proposal 6 is also approved by our shareholders, then the Articles of Amendment we file that provide for the amendment to the Company’s Articles of Incorporation contemplated by this Proposal 5 will also include the amendments to the Company’s Articles of Incorporation contemplated by Proposal 4 or Proposal 6, respectively.

The Board recommends that you vote “FOR” the amendment of our Articles of Incorporation to delete Article XIII in its entirety, thereby eliminating the supermajority vote required to amend certain provisions of our Articles of Incorporation and Bylaws. Proxies will be voted “FOR” the approval of this amendment unless otherwise specified.

PROPOSAL 6 — AMENDMENT OF OUR ARTICLES OF INCORPORATION AND BYLAWS TO DECLASSIFY OUR BOARD OF DIRECTORS
The Board has adopted a resolution: (i) recommending to our shareholders for their approval and adoption amendments to the Company’s Bylaws to declassify the Board effective upon the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”); and (ii) approving, and recommending to our shareholders for their approval and adoption, a related amendment to the Company’s Articles of Incorporation. These proposed amendments would amend the Company’s Bylaws to provide for the annual election of directors commencing with the 2021 Annual Meeting and the Company’s Articles of Incorporation and Bylaws to make certain conforming changes to accommodate a declassified Board structure.
If this Proposal 6 is approved, then our shareholders will vote on the election of the entire Board each year, commencing with the 2021 Annual Meeting, rather than on a staggered basis as with our current classified Board structure. To implement the annual election of all directors effective at the 2021 Annual Meeting, each of our directors whose term would otherwise extend beyond the 2021 Annual Meeting (including all director nominees nominated for election at the Annual Meeting) on            , 2020 tendered his or her irrevocable resignation from the Board, effective upon the 2021 Annual Meeting and subject to our shareholders approving this Proposal 6.
Current Classified Board Structure
Article III, Section 2(a) of the Company’s Bylaws currently provides that the Board is divided into three classes as nearly equal in number as possible, with one class of directors to be elected at each annual meeting of shareholders to serve a three-year term. The Company’s Articles of Incorporation and Bylaws also contain provisions relating to the classification of the Board concerning the filling of director vacancies.
Reasons for the Proposed Declassification
The Corporate Governance and Nominating Committee and the Board carefully considered the arguments for and against the continuation of the classified Board structure. Proponents of classified boards assert that the independence of directors elected for multi-year terms is less subject to outside influence. Proponents also believe classified boards provide continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company and familiarity with the business of the company. Furthermore, proponents argue that staggered boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.
On the other hand, opponents of classified boards view them as reducing the accountability of directors to shareholders by making it more difficult for shareholders to change a majority of directors even where a majority of shareholders are dissatisfied with the performance of incumbent directors. Many believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies. In addition, opponents of classified boards assert that a staggered structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and therefore may erode shareholder value.
After carefully reviewing these considerations, the Corporate Governance and Nominating Committee determined, and the Board agreed, that it is in the best interests of the Company and its shareholders to declassify the Board and eliminate the supermajority vote requirement, which the Board is also recommending as described under “Proposal 5 — Amendment of Our Articles of Incorporation to Eliminate Supermajority Vote Requirement” in this Proxy Statement. The Board believes that all directors should be equally accountable at all times for the Company’s performance. Moreover, this determination furthers the goal of ensuring that the Company’s corporate governance policies maximize accountability to shareholders and would, if this Proposal 6 is approved, allow our shareholders the opportunity each year to register, in effect, their views on the performance of the Board.
If this Proposal 6 is not approved by our shareholders, then the Board will remain classified, and the directors will continue to be elected to three-year terms.
Proposed Amendments to Our Articles of Incorporation and Bylaws
The proposed amendments to the Company’s Articles of Amendment and Bylaws to declassify the Board are as follows:
•
Article III, Section 2(a) of the Company’s Bylaws shall be amended to add the following new paragraph as the last paragraph thereof:

“
Notwithstanding anything to the contrary in this Section 2(a), commencing with the 2021 annual meeting of shareholders, the Board of Directors shall no longer be divided into three classes and each director shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.”

•
Article III, Section 3 of the Company’s Bylaws shall be amended as follows, with deletions thereto indicated by strike-outs and additions thereto indicated by underlining:

“
Section 3. Vacancies.   Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual meeting of shareholders ~~the next election of the class of directors to which such director belongs, or the next annual election of directors by the shareholders in the case of newly created directorships,~~ and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.”

•
Article XII, Section (2) of the Company’s Articles of Incorporation shall be amended as follows, with deletions thereto indicated by strike-outs and additions thereto indicated by underlining:

“
(2) Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders ~~the next election of the class of directors to which such director belongs~~ and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause.”

If this Proposal 6 is approved, then the proposed amendments described above to the Company’s: (i) Bylaws will become effective upon such approval at the Annual Meeting; and (ii) Articles of Incorporation will become effective upon the filing with Secretary of State of the State of Georgia of Articles of Amendment to the Company’s Articles of Incorporation that provide for such amendment. The Company expects to file the Articles of Amendment as soon as practicable after the Annual Meeting.
If Proposal 4 or Proposal 5 is also approved by our shareholders, then the Articles of Amendment we file that provide for the amendment to the Company’s Articles of Incorporation contemplated by this Proposal 6 will also include the amendments to the Company’s Articles of Incorporation contemplated by Proposal 4 or Proposal 5, respectively.

The Board recommends that you vote “FOR” the amendment of our Articles of Incorporation and Bylaws to declassify our Board of Directors. Proxies will be voted “FOR” the approval of this amendment unless otherwise specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Common Stock, as of the Record Date, by: (i) each person who, to the knowledge of the Company, is a beneficial owner of more than 5% of the outstanding Common Stock; (ii) directors; (iii) nominees for election as directors; (iv) named executive officers; and (v) all directors and executive officers as a group. For purposes of the following table, all fractional shares have been rounded up to the next whole number.
Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned as of April 2, 2020(2)	Percent of Class(3)
Beneficial Owners of 5% or More of Our Voting Securities
BlackRock, Inc.(4) 55 East 52nd Street New York, New York 10055	9,815,924	14.1%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,853,068	9.9%
Directors and Nominees for Director
William I. Bowen, Jr.(6)	17,771	*
Rodney D. Bullard(7)	4,352	*
Wm. Millard Choate(8)	196,913	*
R. Dale Ezzell(9)	35,438	*
Leo J. Hill(10)	22,624	*
Daniel B. Jeter(11)	38,872	*
Robert P. Lynch(12)	202,165	*
Elizabeth A. McCague(13)	10,132	*
James B. Miller, Jr.(14)	2,233,056	3.2%
Gloria A. O’Neal(15)	5,062	*
H. Palmer Proctor, Jr.(16)	472,107	*
William H. Stern(17)	29,554	*
Jimmy D. Veal(18)	95,101	*
Other Named Executive Officers
Lawton E. Bassett, III(19)	65,791	*
Jon S. Edwards(20)	59,335	*
William D. McKendry(21)	21,799	*
Nicole S. Stokes(22)	19,037	*
Andrew Cheney(23)	4,212	*
Dennis J. Zember Jr.	0	—
All Directors and Executive Officers as a group (22 persons)(24)	3,740,822	5.4%
*
Less than 1%.

(1)
Unless otherwise noted in this table or the footnotes to this table, the address of each beneficial owner, other than Mr. Zember, is 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305.

(2)
Under the rules of the SEC, the determination of  “beneficial ownership” is based upon Rule 13d-3 under the Exchange Act. Under this Rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Except as otherwise specified, each beneficial owner has sole beneficial voting and investment power with respect to all shares of Common Stock indicated.
(3)
Percentage calculated based on 69,441,274 shares of Common Stock outstanding as of the Record Date.

(4)
Based on information contained in Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2020, indicating sole voting power and sole dispositive power relative to 9,815,924 shares of Common Stock as of December 31, 2019, which would have comprised 14.1% of the 69,503,833 shares of Common Stock outstanding as of December 31, 2019.

(5)
Based on information contained in Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020, indicating sole voting power relative to 71,277 shares of Common Stock as of December 31, 2019 and sole dispositive power relative to 6,776,641 shares of Common Stock as of December 31, 2019, which would have comprised 0.1% and 9.75%, respectively, of the 69,503,833 shares of Common Stock outstanding as of December 31, 2019.

(6)
Includes 1,666 shares of restricted Common Stock over which Mr. Bowen exercises voting but not investment power, 2,000 shares of Common Stock owned by a family trust and 1,400 shares of Common Stock owned by trusts for Mr. Bowen’s children.

(7)
Includes 1,400 shares of restricted Common Stock over which Mr. Bullard exercises voting but not investment power.

(8)
Includes 1,400 shares of restricted Common Stock over which Mr. Choate exercises voting but not investment power.

(9)
Includes 1,666 shares of restricted Common Stock over which Mr. Ezzell exercises voting but not investment power.

(10)
Includes 1,666 shares of restricted Common Stock over which Mr. Hill exercises voting but not investment power and 467 shares of Common Stock owned by Mr. Hill’s wife, with whom Mr. Hill shares voting and investment power.

(11)
Includes 1,666 shares of restricted Common Stock over which Mr. Jeter exercises voting but not investment power, 5,395 shares of Common Stock owned by a family trust and 511 shares of Common Stock owned jointly with Mr. Jeter’s brother, with whom he shares voting and investment power.

(12)
Includes 1,666 shares of restricted Common Stock over which Mr. Lynch exercises voting but not investment power and 1,664 shares of Common Stock owned by Mr. Lynch’s wife, with whom Mr. Lynch shares voting and investment power.

(13)
Includes 1,666 shares of restricted Common Stock over which Ms. McCague exercises voting but not investment power.

(14)
Includes 92,435 shares of Common Stock owned by Mr. Miller’s wife’s trust, 212,923 shares of Common Stock owned by a family limited partnership (a company of which Mr. Miller and his wife’s trust own 40%), 57,012 shares of Common Stock owned by a family foundation, 628 shares of Common Stock owned in a 401(k) plan, 10,693 shares of Common Stock owned by Mr. Miller’s grandchild and 1,853,000 shares of Common Stock pledged as security for loans from unaffiliated parties for business investments and estate planning purposes.

(15)
Includes 1,400 shares of restricted Common Stock over which Ms. O’Neal exercises voting but not investment power.

(16)
Includes 17,483 shares of restricted Common Stock over which Mr. Proctor exercises voting but not investment power, 20,868 shares of Common Stock owned in a 401(k) plan, 17,978 shares of Common Stock owned by Mr. Proctor’s wife, 198,138 shares of Common Stock owned by the Brooks County Trust of which Mr. Proctor is co-trustee, and 20,924 shares of Common Stock owned by Mr. Proctor’s children.

(17)
Includes 1,666 shares of restricted Common Stock over which Mr. Stern exercises voting but not investment power, 2,777 shares of Common Stock owned by a family trust, 234 shares of Common Stock owned by a family foundation, 2,337 shares of Common Stock owned by Mr. Stern’s children and 337 shares of Common Stock owned by Mr. Stern’s wife.

(18)
Includes 1,666 shares of restricted Common Stock over which Mr. Veal exercises voting but not investment power, 29,585 shares of Common Stock owned jointly with Mr. Veal’s wife and 14,169 shares of Common Stock owned by Mr. Veal’s wife, with whom he shares voting and investment power.

(19)
Includes 20,975 shares of restricted Common Stock over which Mr. Bassett exercises voting but not investment power, and 168 shares of Common Stock owned by Mr. Bassett’s wife, with whom he shares voting and investment power, and 38,388 of Common Stock owned by Mr. Bassett that are pledged as security for a loan with an unrelated financial institution.

(20)
Includes 16,921 shares of restricted Common Stock over which Mr. Edwards exercises voting but not investment power and 12 shares of Common Stock owned by Mr. Edwards’s wife, with whom he shares voting and investment power.

(21)
Includes 20,899 shares of restricted Common Stock over which Mr. McKendry exercises voting but not investment power.

(22)
Includes 16,272 shares of restricted Common Stock over which Ms. Stokes exercises voting but not investment power.

(23)
Includes 517 shares of Common Stock owned jointly with Mr. Cheney’s wife.

(24)
Includes 168,479 shares of restricted Common Stock over which certain members of the group exercise voting but not investment power.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.
To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all of the Company’s officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that (i) a Form 4 for Mr. LaHaise relating to a sale of shares of Common Stock and (ii) a Form 4 for Ms. Stokes relating to the withholding of shares from an equity award for tax purposes were inadvertently filed late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company and the Bank have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors and officers of the Company and the Bank and their family members and associates, including corporations, partnerships and other organizations in which such directors and officers have an interest. The Company and the Audit Committee review all relationships and transactions in which the Company and such related persons are participants, including such banking transactions, on a case-by-case basis. In performing such review, consideration is given to: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction; (iii) the significance of the transaction to the related person or the Company; and (iv) other matters deemed appropriate. Company policy prohibits the making of loans to executive officers.
At December 31, 2019, certain employees and directors and their affiliates were indebted to the Bank in the aggregate amount of approximately $33.7 million. These loans were made in the ordinary course of business, on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with others not related to the Company or the Bank and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.
OTHER MATTERS
The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the accompanying Notice of Annual Meeting of Shareholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual Meeting, signed proxies will be voted upon such questions in the discretion of the persons named in the proxies as proxy holders.
ADDITIONAL INFORMATION
Shareholder Proposals
Any shareholder proposal intended to be presented at the Company’s annual meeting of shareholders to be held in 2021, including any proposal intended to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and must be received by the Company, directed to the attention of the Corporate Secretary, not later than 5:00 p.m., Eastern Time, on                  , 2020, which is 120 calendar days prior to the anniversary of the date on which this year’s proxy materials were first made available to shareholders. Any such proposal must comply in all respects with the Company’s Bylaws and the rules and regulations of the SEC. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal, if requested, in its proxy statement and proxy in accordance with applicable rules and regulations governing the solicitation of proxies.
Annual Report
A copy of the Company’s 2019 Annual Report is enclosed with this Proxy Statement. The 2019 Annual Report is not deemed a part of the proxy soliciting material. The Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2019 was filed with the SEC on March 9, 2020, and amended on March 20, 2020. Upon receipt of a written request, the Company will, without charge, furnish any owner of Common Stock a copy of the Annual Report on Form 10-K, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report on Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.
Solicitation of Proxies and Expenses of Solicitation
The cost of preparing and mailing proxy materials will be borne by the Company. We have engaged Georgeson LLC to assist with the solicitation of proxies for an annual fee of  $10,000 plus expenses. In addition to solicitation by Internet or mail, solicitations may be made by directors, officers and other employees of the Company in person or by telephone, facsimile or e-mail without additional compensation. The Company may also solicit proxies through press releases and postings on its website at www.amerisbank.com. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed for the expense of sending proxy materials to the beneficial owners of Common Stock held of record on behalf of such persons.

EXHIBIT A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company reports its financial results in accordance with GAAP. In addition, we present certain performance measures determined by methods other than in accordance with GAAP, including adjusted net income, adjusted efficiency ratio and adjusted return on average assets. Management of the Company uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may or may not be necessarily comparable to similar capital measures that may be presented by other companies.
Reconciliations of GAAP to non-GAAP financial measures are set forth below.
	Year Ended
Adjusted Net Income	December 31 2019	December 31 2018
(dollars in thousands except per share data)
Net income available to common shareholders	$161,441	$121,027
Adjustment items:
Merger and conversion charges	73,105	20,499
Executive retirement benefits	—	8,424
Restructuring charges	245	983
Servicing right impairment (recovery)	507	—
Gain on BOLI proceeds	(3,583)	—
Expenses related to SEC/DOJ Investigation	463	—
Financial impact of hurricanes	(39)	882
Loss on sale of premises	6,021	1,033
Tax effect of adjustment items (Note 1)	(16,065)	(4,923)
After tax adjustment items	60,654	26,898
Tax expense attributable to acquisition related compensation and acquired BOLI	849	—
Reduction in state tax expense accrued in prior year net of federal tax impact	—	(1,717)
Adjusted net income	$222,944	$146,208
Weighted average number of shares – diluted	58,614,151	43,247,796
Net income per diluted share	$2.75	$2.80
Adjusted net income per diluted share	$3.80	$3.38
Average assets	$14,621,185	$9,744,001
Return on average assets	1.10%	1.24%
Adjusted return on average assets	1.52%	1.50%
Average common equity	$1,970,780	$1,178,275
Average tangible common equity	$1,189,493	$762,274
Return on average common equity	8.19%	10.27%
Adjusted return on average tangible common equity	18.74%	19.18%

A-1

Note 1: A portion of the acquisition and conversion charges for all periods and the second quarter 2018 executive retirement benefits are nondeductible for tax purposes.
	Year Ended
Adjusted Efficiency Ratio (TE)	December 31 2019	December 31 2018
(dollars in thousands)
Adjusted Noninterest Expense
Total noninterest expense	$471,937	$293,647
Adjustment items:
Merger and conversion charges	(73,105)	(20,499)
Executive retirement benefits	—	(8,424)
Restructuring charges	(245)	(983)
Expenses related to SEC/DOJ Investigation	(463)	—
Financial impact of hurricanes	39	(882)
Loss on sale of premises	(6,021)	(1,033)
Adjusted noninterest expense	$392,142	$261,826
Total Revenue
Net interest income	$505,166	$343,392
Noninterest income	198,113	118,412
Total revenue	$703,279	$461,804
Adjusted Total Revenue
Net interest income (TE)	$509,516	$347,480
Noninterest income	198,113	118,412
Total revenue (TE)	707,629	465,892
Adjustment items:
(Gain) loss on securities	(138)	37
Gain on BOLI proceeds	(3,583)	—
Servicing right impairment (recovery)	507	—
Adjusted total revenue (TE)	$704,415	$465,929
Efficiency ratio	67.11%	63.59%
Adjusted efficiency ratio (TE)	55.67%	56.19%
	Year Ended
Tangible Book Value Per Share	December 31 2019	December 31 2018
(dollars in thousands except per share data)
Total shareholders’ equity	$2,469,582	$1,456,347
Less:
Goodwill	931,637	503,434
Other intangibles, net	91,586	58,689
Total tangible shareholders’ equity	$1,446,359	$894,224
Period end number of shares	69,503,833	47,499,941
Book value per share (period end)	$35.53	$30.66
Tangible book value per share (period end)	$20.81	$18.83

A-2

MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/ABCB delete QR code and control # o∆r scan the≈ QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ABCB Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals The Board of Directors recommends a vote FOR all the nominees listed below. 1. Election of Class I Directors, each for a two-year term: For Withhold For Withhold 01 - Rodney D. Bullard 02 - James B. Miller, Jr. Election of Class II Directors, each for a three-year term: For Withhold For Withhold For Withhold 03 - William I. Bowen, Jr. 06 - Elizabeth A. McCague 04 - Wm. Millard Choate 05 - Robert P. Lynch Election of Class III Directors, each for a one-year term: For Withhold For Withhold 07 - Gloria A. O’Neal 08 - H. Palmer Proctor, Jr. The Board of Directors recommends a vote FOR Proposals 2, 3, 4, 5 and 6. For Against Abstain For Against Abstain 2. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. Advisory approval of the compensation of the Company’s named executive officers. 4. Approval of the amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock from 100 million shares to 200 million shares. 6. Approval of the amendment of the Company’s articles of incorporation and bylaws to declassify the Company’s Board of Directors. 5. Approval of the amendment of the Company’s articles of incorporation to eliminate the supermajority vote required to amend certain provisions of the Company’s articles of incorporation and bylaws. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 4 5 7 1 4 7 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 037MRE

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ABCB Proxy — Ameris Bancorp q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2020 The undersigned shareholder hereby appoints James B. Miller, Jr. and H. Palmer Proctor, Jr., and each of them individually, the proxies and attorneys for the undersigned, with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Ameris Bancorp (the “Company”) to be held on Thursday, June 11, 2020, at Two Ameris Center located at 3500 Piedmont Road NE, Atlanta, Georgia 30305 at 9:30 a.m. EDT, and at any adjournment or postponement thereof, as directed with respect to the matters set forth herein, and with discretionary authority on all other matters that come before the Annual Meeting, all as more fully described in the Proxy Statement of the Company for the Annual Meeting received by the undersigned shareholder. If no direction is given, the proxy will be voted: (a) “FOR” the election of the director nominees named on the reverse side and (b) in accordance with the recommendation of the Board of Directors on the other matters referred to herein. We continue to monitor developments regarding the coronavirus (COVID-19). In the interest of the health and well-being of our shareholders, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we make this change, then we will announce the decision to do so in advance and provide details on how to participate at www.amerisbank.com. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title. Joint owners should each sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. +